Exhibit 10.10

CENTREPOINTE BUSINESS PARK

LEASE AGREEMENT

NET

between

CENTREPOINTE PROPERTIES, LLC

as “Landlord”

and

AMEDICA CORPORATION

as “Tenant”

DATED: April 21, 2009

TABLE OF EXHIBITS

EXHIBIT A	Depiction of Project, Premises, Building Shell Plan and Elevation

EXHBIT A-1	Depiction of Project

EXHIBIT A-2	Depiction of Premises

EXHIBIT A-3	Building Shell Plan

EXHIBIT A-4	Elevation

EXHIBIT B	Work Letter Agreement

EXHIBIT B-1	Landlord’s Scope of Work

EXHIBIT B-2	Tenant’s Scope of Work

EXHIBIT B-3	Landlord Office Area Improvements Plan

EXHIBIT B-4	Landlord Production Area Improvements Plan

EXHIBIT B-5	Tenant Production Area Improvements Plan

EXHIBIT C	Rules and Regulations

ATTACHMENT A	Acknowledgment of Actual Term Commencement Date, Actual Termination Date, Actual RSF of Premises, and Actual Base Rental Amounts

BASIC LEASE INFORMATION

NET LEASE

Lease Date:	April 21, 2009

Tenant:	AMEDICA CORPOPORATION, a Delaware corporation

Tenant’s Notice Address:	Attn: Reyn Gallacher 1885 West 2100 South Salt Lake City, Utah 84119

Landlord:	CENTREPOINTE PROPERTIES, LLC, a Utah limited liability company

Landlord’s Notice Address:	Attn: Corey Brand 3115 Lion Lane, Suite 300 Salt Lake City, Utah 84121

Premises:	All of the leasable space in that certain building identified as Building B and located at 1885 West 2100 South, Salt Lake City, Utah, (the “Building”), comprising a total of approximately 54,428 rentable square feet (“RSF”). The Premises is shown in Exhibit A.

Project Description:	Collectively, the Premises, the Building, the Common Areas (as defined in Paragraph 1, below), and the approximate twelve and one-half (12 1/2) acres of land upon which they are located, along with the buildings and other improvements thereon (the “Project”). The Project is shown in Exhibit A.

Permitted Use:	General office use and manufacturing, storage and distribution of Tenant’s consumer products for medical care.

Parking Density:	Three (3) spaces for each 1,000 square feet of occupiable space.

Delivery Date:	Estimated to be July 1, 2009 (subject to Paragraph 2)

Term Commencement Date:	Estimated to be August 1, 2009 (subject to Paragraph 2)

Length of Term:	Ten (10) years and five (5) months.

Extension Options:	Two (2) five (5) year renewal options.

Base Rent:	Months of Lease:	Base Rent Per Month*:

	1-5	$26,080.00
	6-17	$56,695.83
	18-29	$63,499.33
	30-41	$65,767.17
	42-53	$68,035.00
	54-65	$70,302.83
	66-77	$72,570.67
	78-89	$74,838.50
	90-101	$77,106.33
	102-113	$79,374.17
	114-125	$81,642.00

* Subject to proration and other terms of Paragraph 6, below, the Base Rent set forth in this schedule is payable on the first day of each month commencing on the Term Commencement Date.

Security Deposit:	$135,000.00

Tenant’s Proportionate Share:	Fifty percent (50%) as determined by prorata RSF of Premises as compared to the total RSF of the Project (provided that Tenant’s Proportionate Share is subject to change as the total RSF of the Project from time to time changes).

The foregoing information may be adjusted pursuant to Paragraph 36.5, below.

The foregoing Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the Lease, the latter shall control.

LEASE

THIS LEASE AGREEMENT (the “Lease”) is made as of the 21st day of April, 2009 (the “Lease Date”), by and between CENTREPOINTE PROPERTIES, LLC, a Utah limited liability company (hereinafter called “Landlord”), and AMEDICA CORPORATION, a Delaware corporation (hereinafter called “Tenant”).

1. Premises; Roof Access; Common Areas; Personal Property.

1.1 Premises. Landlord leases to Tenant and Tenant leases from Landlord, upon the terms and conditions hereinafter set forth, the property described as follows: (a) the land immediately surrounding the Building as outlined on Exhibit A (the “Land”): (b) the Building situated on the Land, comprising approximately 54,428 RSF (including 27,214 RSF of office area [the “Office Area”] and approximately 27,214 RSF of production area [the “Production Area”] within the Building), as outlined on Exhibit A and described in the Basic Lease Information, including, without limitation all fixtures, apparatus, equipment and appliances owned by Landlord and used in the operation thereof as improvements (including without limitation Landlord’s heating and air conditioning systems and other building systems used to provide utility services, heating, air conditioning and ventilation, life safety, or other services thereof), and any and all structures, fixtures, fences, paving, grading and other site improvements located upon or attached to the Land or the improvements located thereon, subject to subparagraph 1.7, below (such Building, other improvements and items of property referenced in subparagraph (b) are sometimes collectively referred to as the “Improvements.” and the Land and the Improvements are sometimes collectively referred to as the “Premises”), together with the nonexclusive use of Common Area (as defined in Paragraph 1.2, below) as hereinafter specified, but shall not include rights to the exterior walls or utility raceways of the Building or other buildings in the Project. The RSF of the Building shall be measured from the outside walls of the Building and shall include recessed areas, walkways and entries. The RSF of the Building shall be subject to final measurement and verification by Landlord’s architect and, in the event of a variation from the approximation of RSF set forth above, Landlord and Tenant shall amend this Lease accordingly, amending each provision that is based on RSF, including without limitation the Base Rent and Tenant’s Proportionate Share.

1.2 Roof Access. Subject to the terms and conditions of this Lease and all applicable laws, rules and regulations, Landlord acknowledges and agrees that Tenant will necessarily require both access to and use of the roof space of the Building (“Roof”) for the limited purpose of performing Tenant’s repair and maintenance obligations under Paragraph 11, below, and installing that certain equipment which Tenant reasonably requires in order to conduct its business on the Premises, which equipment and installation are subject to Landlord’s advance, written consent, which consent shall not be unreasonably withheld. In any case, Tenant’s access to and use of the Roof shall not affect the functionality or structural integrity of the Roof or any mechanical and/or operating systems of the Premises or the Project.

1.3 Common Areas - Definition. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project for the general nonexclusive use of Landlord, Tenant and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including without limitation parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas.

1.4 Common Areas - Tenant’s Rights. Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Landlord or Landlord’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur, then Landlord shall have the right, without notice and in addition to such other rights and remedies that it may have, to remove the property and charge the cost of such removal to Tenant, which cost shall be immediately payable upon demand as additional rent.

1.5 Common Areas - Rules and Regulations. Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable, non-discriminatory Rules and Regulations with respect thereto in accordance with Paragraph 5. Tenant agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Landlord shall not be responsible to Tenant for the non- compliance with said rules and regulations by other tenants of the Project; provided, however, that Landlord shall use good faith efforts to uniformly enforce the rules and regulations specified in Exhibit C against all other tenants of the Project.

1.6 Common Areas - Changes. Landlord shall have the right, in Landlord’s sole discretion, from time to time:

(a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c) To designate other land outside the boundaries of the Project to be a part of the Common Areas;

(d) To add additional buildings and improvements to the Common Areas;

(e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

(f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and the Project as Landlord may, in its sole discretion, deem to be appropriate.

(g) Notwithstanding anything contained in this Paragraph 1.6 to the contrary, (i) Landlord shall make no changes to the Common Areas that unreasonably and materially interfere with Tenant’s Permitted Use of and access to the Premises, (ii) Tenant shall be notified in advance of any such changes to be made to the Common Areas, and (iii) Tenant shall be afforded the opportunity to (A) reasonably object to such changes pursuant to this subparagraph 1.6 (g), and (B) to work cooperatively with Landlord to reasonably resolve any such unreasonable and material interference with Tenant’s Permitted Use of and access to the Premises.

1.7 Personal Property. Subject to the provisions of this Lease, Tenant may place or install on and/or in the Premises such personal property, inventory, furniture, fixtures and equipment as it shall deem desirable for the conduct of Tenant’s business therein, subject to the provisions of this Lease and all applicable laws, rules and regulations. Personal property, inventory, furniture, fixtures and equipment placed by Tenant (whether placed prior to or after the commencement of this Lease) and not nailed or screwed or otherwise fastened to the Premises (as distinguished from those items of furniture, fixtures and equipment which belong to Landlord) (collectively, “FF&E” or “Equipment”) shall not become a part of the realty, but shall retain their status as personalty and may be removed by Tenant; provided that Tenant shall, at its sole expense, immediately repair any damage caused by such removal even if caused by any subtenant. Additionally, Landlord and Tenant understand, acknowledge and agree that certain items of Equipment shall retain their status as Tenant’s personalty and may be removed by Tenant pursuant to the terms and conditions of this Lease even though such Equipment may be required to be nailed, screwed, or otherwise attached to the Premises based on the manufacturers’ specifications of such Equipment, unless (a) the removal of any such Equipment will detrimentally affect the structural integrity of the Building or its systems, or (b) any such Equipment is a part of the Building or its mechanical, plumbing, electrical, heating/ventilation/air conditioning systems.

2. Delivery of Possession and Lease Commencement.

2.1 Delivery Date and Term Commencement Date. The date that Landlord delivers possession of the Premises to Tenant pursuant to Paragraph 2.2, below, shall be deemed the “Delivery Date”, which is estimated to be July 1, 2009, subject to delays caused by (A) Tenant, whether caused by Tenant’s failure to timely respond to a Landlord request, provided such request is reasonable, Tenant’s interference with any of the work to be performed by Landlord, Tenant’s request for materials not immediately available, or any other cause related to an act or omission by Tenant; and/or (B) an event of Force Majeure as defined in Section 34 herein. The “Term” (as defined in Paragraph 3.1, below) of this Lease shall commence on the date (the “Term Commencement Date”) that is thirty (30) days following the Delivery Date, which is estimated to be August 1, 2009. Landlord and Tenant understand, acknowledge and agree that (1) Tenant shall have a limited right of access to the Premises for the sole purpose of constructing the “Tenant Improvements” (as defined in Paragraph 37.2, below) after the Lease Date; (2) Landlord shall not have any obligation to commence making any “Landlord Production Area Improvements” (as defined in Paragraph 37.2, below) until after the Delivery Date; (3) neither the Landlord Production Area Improvements nor the Tenant Improvements will be substantially complete as of the Term Commencement Date, rather the Landlord Production Area Improvements and the Tenant Improvements are estimated to be substantially complete on December 1, 2009; and (4) in no event shall the Term Commencement Date be delayed by reason of (a) Landlord’s construction of the Landlord Production Area Improvements, (b) Landlord’s construction of the Landlord Office Area Improvements, or (c) Tenant’s construction of the Tenant Improvements.

2.2 Delivery Date - Definition. “Delivery Date” shall mean (A) the substantial completion of the “Building Shell Improvements” (as defined in Paragraph 37.2, below), with lockable exterior doors and exterior windows installed, (B) the substantial completion of the “Landlord Office Area Improvements” (as defined in Paragraph 37.2, below), and (C) certification or verification by the “Prime Contractor” (as defined in Exhibit B), in the Prime Contractor’s reasonable judgment, (i) that (A) and (B) have been completed, and (ii) of the date of completion of (A) and (B). In the event of any dispute as to substantial completion of work performed or required to be performed by Landlord, the certificate of the Prime Contractor shall be conclusive. Substantial completion shall have occurred notwithstanding Tenant’s submission of a punchlist to Landlord, which Tenant shall submit, if at all, within fifteen (15) business days after substantial completion. Upon Landlord’s request, Tenant shall promptly execute and return to Landlord a letter or memorandum setting forth the Delivery Date.

2.3 Acknowledgment of Risk. Tenant understands, acknowledges and agrees that as of the Lease Date the “Landlord Improvements” (as defined in Paragraph 37.2, below) will not be substantially complete and, therefore, Tenant’s access to and use of the Premises from and after the Lease Date is subject to the following: (A) prior to the completion of the Landlord Improvements, Tenant shall not unreasonably interfere with, hinder or delay the “Architect” (as defined in Exhibit B hereto) or the Prime Contractor, in the performance of construction of the Landlord Improvements; (B) any such access and use shall be at Tenant’s and Tenant’s employees’, agents’, customers’, visitors’, invitees’, licensees’, contractors’, assignees’ and subtenants’ sole risk and Tenant shall bear all risk of loss with regard to any personal property, equipment or other materials or improvements located by Tenant in the Premises; and (C) Landlord shall have no obligation to secure the Premises or safeguard Tenant’s personal property.

2.4 Term Commencement Date - Rental Obligations. Tenant shall not be liable for any Rent (as defined in Paragraph 6) for any period prior to the Term Commencement Date (but without affecting any obligations of Tenant under any work letter appended to this Lease).

2.5 Satisfactory Possession. Tenant’s entry upon and use of the Premises shall be considered acceptance by Tenant of the Premises in its “as is” condition (subject only to Landlord’s and Tenant’s respective obligations as otherwise specified in this Lease). Landlord shall nevertheless be obligated to complete, after the date of satisfactory possession, any minor remaining finish work as agreed by the parties, the responsibility of Landlord under this Lease, and as may be specified in attached Exhibit B. SUBJECT TO THE FOREGOING, TENANT REPRESENTS, WARRANTS AND CONFIRMS THAT, BY TENANT’S ENTRY UPON AND USE OF THE PREMISES, TENANT SHALL HAVE CONDUCTED SUCH INVESTIGATIONS, PURSUANT TO THE REQUIREMENTS, INCLUDING WITHOUT LIMITATION THE TIME ALLOWANCES FOR SUCH INVESTIGATIONS, OF SECTION 4.3 WITH RESPECT TO THE PREMISES AND THE PROPERTY OF WHICH THE PREMISES ARE A PART AS TENANT SHALL DEEM ADVISABLE, AND SHALL HAVE SATISFIED ITSELF WITH RESPECT TO THE PREMISES AND THE PROJECT, AND THE TRANSACTIONS CONTEMPLATED BY THIS LEASE. ACCORDINGLY, EXCEPT AS EXPRESSLY PROVIDED IN THIS LEASE, AS OF THE DATE TENANT SHALL ENTER UPON AND USE THE PREMISES, TENANT SHALL ACCEPT THE PREMISES AND THE PROJECT IN THE CONDITION IN WHICH THEY EXIST ON SUCH DATE (THAT IS, “AS IS” AND “WHERE IS”, WITH ALL FAULTS), AND WITHOUT ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IN FACT OR BY LAW.

3. Term. The initial term of this Lease (the “Initial Term”) shall be approximately ten (10) years and five (5) months, commencing on the Term Commencement Date. The Initial Term shall expire on the last day of the 125th month from and after the Term Commencement Date (the “Termination Date”), unless (a) extended pursuant to subparagraph 3.1, below, or (b) earlier terminated pursuant to the provisions of this Lease. Upon Landlord’s request, Tenant shall promptly execute and return to Landlord an Attachment A in the form attached hereto, confirming, among other things, the Term Commencement Date and the Termination Date.

3.1 Renewal Options. Provided that Tenant is not in default, and shall not have defaulted, under any of the provisions of the Lease, Tenant shall have two (2) consecutive options to extend the Initial Term of this Lease for a period of five (5) years each (individually, an “Extension Option.” and, collectively, the “Extension Options”), commencing as of the day immediately following the Termination Date, or, if an Extension Option has been exercised, the termination date of any (in any case, individually, a “Renewal Term.” and, collectively, the “Renewal Terms;” references in this Lease to the “Term” shall be deemed to include the Initial Term and the Renewal Terms, as applicable). The annual Rent during each Renewal Term will be as set forth in subparagraph 6.3, below. Exercise of an Extension Option will be by delivery to Landlord of written notice of exercise not later than 180 days, and no more than twelve (12) months, prior to expiration of the then current term.

4. Use.

4.1 General. Tenant shall use the Premises for the permitted use specified in the Basic Lease Information (“Permitted Use”) and for no other use or purpose. Tenant shall control Tenant’s employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, “Tenant’s Parties”) in such a manner that Tenant and Tenant’s Parties cumulatively do not exceed the parking density specified in the Basic Lease Information (the “Parking Density”) at any time. Tenant and Tenant’s Parties shall have the nonexclusive right to use the Common Areas in common with any other parties occupying the Project, subject to such rules and regulations as Landlord may from time to time prescribe.

4.2 Limitations. Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises or any other portion of the Project which are in violation of any applicable law, ordinance, regulation, or statute as a result of Tenant’s or any Tenant’s Party’s use thereof, nor take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants or occupants of the Project or interfere with their use of their respective premises or Common Areas. Storage outside the Premises of materials, vehicles or any other items is prohibited. Tenant shall not use or allow the Premises to be used for any immoral, improper or unlawful purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not allow any sales by auction on the Premises, or place any loads upon the floors, walls or ceilings which endanger the structure, or place any harmful substances in the drainage system of the Project. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises except in trash containers placed inside exterior enclosures designated for that purpose by Landlord. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Project with any of the above-referenced rules or any other terms or provisions of such tenant’s or occupant’s lease or other contract; provided, however, that Landlord shall use good faith efforts to uniformly enforce the rules and regulations specified in Exhibit C against all other tenants of the Project.

4.3 Compliance with Regulations. By entering the Premises, Tenant accepts the Premises in the condition existing as of the date of such entry, subject only to conditions and defects relating to the Landlord Improvements that are not discoverable from a reasonable inspection, however, Landlord shall have no obligation to repair any such condition or defect unless Landlord receives written notice of the same within six (6) months after the Term Commencement Date. Notwithstanding the foregoing, Tenant shall have the benefit of all warranties received by Landlord from Landlord’s contractors, and Landlord shall assign such warranties to Tenant, such assignment to be in effect during the term of this Lease. Tenant shall at its sole cost and expense strictly comply with all existing or future applicable municipal, state and federal and other governmental statutes, rules, requirements, regulations, laws and ordinances, including zoning ordinances and regulations, and covenants, easements and restrictions of record governing and relating to the use, occupancy or possession of the Premises, to Tenant’s use of the Common Areas, or to the use, storage, generation or disposal of Hazardous Materials (hereinafter defined) (collectively, “Regulations”). In particular, Tenant will comply with any Regulations promulgated by the local governing authority that may be applicable to a user of the real property described herein. Tenant shall at its sole cost and expense obtain any and all licenses or permits necessary for Tenant’s use of the Premises. Tenant shall at its sole cost and expense promptly comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted. Tenant shall not do or permit anything to be done in, on, under or about the Premises or the Project or bring or keep anything which will in any way increase the rate of any insurance upon the Premises or the Project or upon any contents therein or cause a cancellation of said insurance or otherwise affect said insurance in any manner. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any loss, cost, expense, damage, attorneys’ fees or liability arising out of the failure of Tenant to comply with any Regulation applicable to Tenant. Tenant’s obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease.

4.4 Hazardous Materials.

4.4.1 Use of Hazardous Materials. In connection with Tenant’s use of the Premises, Tenant shall comply with any and all “Hazardous Materials Laws” (defined below) at all times during the Term. Tenant shall not cause or permit the release, use, generation, treatment, manufacture, storage or disposal on or under the Premises, the Building or the Project, or the transportation to or from the Premises, the Building or the Project, of any “Hazardous Materials” in violation of any Hazardous Materials Laws. The term “Hazardous Materials” means and includes petroleum, asbestos, polychlorinated biphenyls, urea formaldehyde, and any flammable explosives, radioactive materials or hazardous, toxic or dangerous wastes, substances or related materials or any other chemicals, materials or substances, exposure to which is prohibited, limited or regulated by any federal, state, county, regional or local authority, including, but not limited to, hazardous substances as defined in (or for purposes of) the Comprehensive Environmental Response, Compensation, and Liability Act, as amended (42 U.S.C. Section 9601, et seq.); hazardous material as defined in the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.); hazardous waste as defined in the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.); and any such substances under any so-called “Superfund” or “Superlien” law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability, standards of conduct or removal or remedial obligations concerning any hazardous or toxic substance or material. The term “Hazardous Materials Laws” means all federal, state and local environmental laws, ordinances and regulations relating to Hazardous Materials and applicable to the activities of Tenant the violation of which would have a material adverse impact upon the Project or any portion thereof or require any onsite or offsite removal or remediation activities arising from the release or threatened release of Hazardous Materials.

4.4.2 Tenant’s Indemnity Obligations. If Tenant breaches the obligations stated in Paragraph 4.4.1 or if Hazardous Materials are released, used, generated, treated, manufactured, stored or disposed of on or under the Premises, the Building or surrounding land after the Term Commencement Date, then Tenant shall at Tenant’s cost and expense remove the same, to the extent required to put the Project in compliance with all applicable Hazardous Materials Laws, and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all damage, cost, loss, liability and expense (including reasonable attorneys’ fees and consultant’s fees) which may be incurred by Landlord by reason of, resulting from, in connection with or arising in any manner whatsoever as a result of the release, use, generation, treatment, manufacture, storage or disposal of any such Hazardous Materials on or from the Premises, the Building or surrounding land in violation of such Hazardous Materials Laws. Tenant’s indemnity obligations shall include, but not be limited to, all liabilities, losses, claims, demands, penalties, fines, settlements, damages, response, remedial, closure or inspection costs, and any expenses (including, without limit, attorneys’ and consultant’s fees, investigation expenses, and laboratory costs) of whatever kind or nature which are incurred by Landlord, and any personal injuries (including death) or property damages, real or personal, any violations of law or of orders, regulations, requirements, or demands of governmental authorities, and any lawsuit brought or threatened, or government order arising out of or in any way related to the existence of Hazardous Materials on the Premises, the Building or surrounding land as of the Term Commencement Date or the release, use, generation, treatment, manufacture, storage or disposal of Hazardous Materials on or onto the Premises, the Building or surrounding land after the Term Commencement Date, including (but not limited to) removal and remediation costs and third-party claims. Notwithstanding anything contained in this Lease to the contrary, all monies or other assistance made available to Landlord, the Premises or Tenant by any governmental, quasi-governmental or other person or entity for use in complying with Hazardous Materials Laws applicable to the Premises (including such money or resources that may be available for investigation and/or remediation of releases or petroleum products upon or from the Premises) shall be made available to Tenant and shall be used and exhausted for the purposes of accomplishing such compliance with Hazardous Materials Laws prior to any required expenditure by Tenant. Or, if Tenant accomplishes such compliance at Tenant’s expense, Tenant shall be entitled to reimbursement and recovery of such money and resources as is necessary to fully reimburse and compensate Tenant for amounts expended and costs incurred by Tenant in accomplishing such compliance with Hazardous Materials Laws.

4.4.3 Notice Concerning Environmental Matter. Landlord agrees to give prompt written notice to Tenant with respect to any suit or claim initiated or threatened to be initiated against Landlord which Landlord has reason to believe is likely to give rise to a claim for indemnity hereunder, and Tenant shall promptly proceed to provide an appropriate defense, compromise, or settlement of such suit or claim at its sole expense.

4.4.4 Remediation by Tenant and Survival. Without limiting the foregoing, if Tenant or its agents, contractors, guests, invitees or subtenants cause or permit Hazardous Materials to be released, used, generated, manufactured, treated, stored or disposed of on or from the Premises, the Building or the Project during the term of this Lease in violation of any Hazardous Material Laws, or if Hazardous Materials are transported from the Premises, the Building or surrounding land in violation of any Hazardous Material Laws, Tenant shall promptly take all actions at its sole expense as are required by any environmental agency having jurisdiction to comply with all laws and regulations governing such release, use, generation, manufacture, storage, treatment or disposal of such Hazardous Material and/or to remediate the conditions created by such Hazardous Materials; provided, that except in an emergency, Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld. The indemnities of Tenant provided in this Paragraph 4.4 shall survive the expiration or earlier termination of this Lease and the assignment by Tenant of the leasehold estate created hereby. Notwithstanding anything contained in this Lease to the contrary, all monies or other assistance made available to Landlord, the Premises or Tenant by any governmental, quasi-governmental or other person or entity for use in complying with Hazardous Materials Laws applicable to the Premises (including such money or resources that may be available for investigation and/or remediation of releases or petroleum products upon or from the Premises) shall be made available to Tenant and shall be used and exhausted for the purposes of accomplishing such compliance with Hazardous Materials Laws prior to any required expenditure by Tenant. Or, if Tenant accomplishes such compliance at Tenant’s expense, Tenant shall be entitled to reimbursement and recovery of such money and resources as is necessary to fully reimburse and compensate Tenant for amounts expended and costs incurred by Tenant in accomplishing such compliance with Hazardous Materials Laws.

4.4.5 Disclosure of Environmental Matter. Within thirty (30) days after receipt of written notice thereof, Tenant shall advise Landlord and Landlord shall advise Tenant, as the case may be, in writing of (i) any and all notices of enforcement or other governmental or regulatory actions pursuant to which investigation and/or remediation of Hazardous Materials on the Premises, the Building or surrounding land will be required, and (ii) all written claims made by any third party against Tenant or Landlord, as the case may be, or the Premises, the Building or surrounding land relating to damage, contribution, cost recovery, compensation, loss or injury resulting from Hazardous Materials on or from the Premises, the Building or surrounding land.

4.4.6 Inspection. Landlord and its agents shall have the right, but not the duty, at Landlord’s sole cost and expense to conduct reasonable inspections (both in time and frequency) of the Premises, the Building and surrounding land, to determine whether Tenant (or its subtenants) are complying with this Paragraph 4.4. Such inspections shall be performed during business hours, upon reasonable prior notice to Tenant, and shall be accomplished in a manner reasonably calculated not to disturb existing business operations of Tenant or any subtenant. Landlord shall use its best efforts to minimize interference with the business of Tenant and subtenants being conducted on the Premises but shall not be liable for any reasonable interference caused thereby.

If, as a result of any such inspection, Landlord determines, in its reasonable judgment, that Tenant or its subtenants are not in compliance with this Paragraph 4.4, Landlord shall promptly notify Tenant in writing of the event or situation which gives rise to Tenant’s or a subtenant’s violation of such Paragraph. Unless Tenant’s or a subtenant’s violation of this Paragraph 4.4 creates an emergency situation, in which event Tenant shall immediately take such action as may be required by the nature of such situation to remedy the same and if Tenant fails to do so, Landlord shall have the right to enter upon the Premises, the Building and surrounding land and to take such action as Landlord deems appropriate in its reasonable judgment to remedy or correct such emergency situation, Tenant shall within sixty (60) days after the receipt of notice of such violation from Landlord (provided that Tenant will, in any event proceed diligently), submit to Landlord a written plan setting forth a general description of the action that Tenant proposes to take with respect thereto.

The plan for remediation of contamination by Hazardous Materials shall be subject to the Landlord’s written approval, which approval shall not be unreasonably withheld or delayed. Landlord shall notify Tenant in writing of its approval or disapproval of the plan within fifteen (15) days after receipt thereof by Landlord. If Landlord disapproves the plan, Landlord’s notice to Tenant of such disapproval shall include a detailed explanation of the reasons thereof. Landlord shall have no right to disapprove any plan if such plan is approved by or is otherwise satisfactory to all environmental agencies having and exercising jurisdiction with respect to the matters which are subject to the plan; however, Tenant shall nonetheless provide a copy of such plan (and all correspondence by and between Tenant and such environmental agencies related to the subject matter of the plan) to Landlord. Within thirty (30) days after receipt of such notice of disapproval; Tenant shall submit to Landlord a revised plan that remedies the defects reasonably identified by Landlord as reasons for Landlord’s disapproval of the initial plan. If Tenant fails to submit a revised plan to Landlord within such 30-day period, such failure shall, at Landlord’s option and upon notice to Tenant, constitute an “event of default” hereunder. In the event Landlord fails to give notice to Tenant of its approval or disapproval of Tenant’s plan or revised plan within fifteen (15) days after the receipt thereof, the plan, or revised plan as the case may be, shall be deemed approved.

Once any such plan is approved in writing or deemed approved by Landlord, Tenant shall promptly commence all action necessary to comply with all requirements and conditions imposed by all environmental agencies having and exercising jurisdiction, and shall diligently and continuously pursue each action to completion in accordance with the terms thereof; provided that Tenant may commence such actions sooner or on such other timetable if required to do so by any such agency. If Landlord’s inspections of the Premises, the Building or surrounding land reveal a violation by Tenant or a subtenant of the provisions of this Paragraph 4.4 which violation Landlord reasonably believes may have caused the Project or any part thereof to have become contaminated by Hazardous Materials, Landlord shall have the right to initiate testing (including soil and groundwater) of that Premises, the Building and surrounding land to determine whether, or the extent to which such violation has in fact caused the contamination of such Project or portion thereof by Hazardous Materials. If such tests reveal that such Project or portion thereof is contaminated by Hazardous Materials, Landlord shall immediately deliver a copy of the test results to Tenant. Tenant shall thereafter comply with the terms and provisions of the preceding paragraph with respect to formulating a plan to remediate such contamination and shall reimburse Landlord for all reasonable costs incurred in connection with such testing. Any entry, testing or work which Landlord elects to perform pursuant to this Paragraph 4.4 shall, to the extent commercially reasonable, be performed in a manner reasonably designed to minimize interference with the business operations of Tenant and its Subtenants on the Premises.

4.4.7 Governing Provisions for Environmental Matters. Notwithstanding any other provision of this Lease, this Paragraph 4.4 shall supersede and take precedence over all other provisions of this Lease regarding environmental matters including, but not limited to, the general indemnification of Landlord by Tenant.

5. Rules and Regulations. Tenant shall faithfully observe and comply with any rules and regulations and any reasonable modifications or additions thereto that may be adopted by Landlord as set forth, and as may be amended from time to time as specified in Exhibit C, provided any modifications or additions are made available to Tenant in writing. Tenant shall cause Tenant’s Parties to comply with such rules and regulations. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Project with any of such rules and regulations, any other tenant’s or occupant’s lease or any Regulations; provided, however, that Landlord shall use good faith efforts to uniformly enforce the rules and regulations specified in Exhibit C against all other tenants of the Project.

6. Rent.

6.1 Base Rent. Commencing upon the Term Commencement Date, Tenant shall pay to Landlord and Landlord shall receive, without notice or demand throughout the Term, Base Rent as specified in the Basic Lease Information, payable in monthly installments in advance on or before the first day of each calendar month, in lawful money of the United States, without deduction or offset whatsoever except as otherwise expressly permitted by this Lease, at the Landlord’s Notice Address specified in the Basic Lease Information or to such other place as Landlord may from time to time designate in writing. Base Rent for the first full month of the Term shall be paid by Tenant on the Term Commencement Date. If the obligation for payment of Base Rent commences on other than the first day of a month, then Base Rent shall be prorated and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date.

6.2 Additional Rent. All monies other than Base Rent required to be paid by Tenant hereunder, including, but not limited to, Tenant’s Proportionate Share of Operating Expenses, as specified in Paragraph 7 of this Lease, the interest and late charge described in Paragraphs 26.3 and 26.4, and any monies spent by Landlord pursuant to Paragraph 29 or Exhibit B, shall be considered additional rent (“Additional Rent”). Additional Rent shall be payable in monthly installments in advance on or before the first day of each calendar month, in lawful money of the United States, without deduction or offset whatsoever except as otherwise expressly permitted by this Lease, at the Landlord’s Notice Address specified in the Basic Lease Information or to such other place as Landlord may from time to time designate in writing. Base Rent and Additional Rent are referred to together herein as “Rent”.

6.3 Rent during Renewal Terms

6.3.1 Base Rent during Renewal Terms. During a Renewal Term, unless adjusted otherwise at the time of renewal by written agreement of the parties, the annual Base Rent (which Tenant shall pay to Landlord in advance in equal monthly installments on the first (1st) day of each calendar month during such Renewal Term) during the first year of such Renewal Term shall be arrived at by determining the fair market rental value of the Premises based on a comparative analysis of properties comparable to the Premises on or immediately prior to the Initial Term or any Renewal Term.

6.3.2 Additional Rent during Renewal Terms. During a Renewal Term, unless adjusted otherwise at the time of renewal by written agreement of the parties, Tenant shall pay Additional Rent to Landlord in advance in equal monthly installments on the first (1st) day of each calendar month during such Renewal Term.

7. Operating Expenses.

7.1 Operating Expenses. In addition to the Base Rent required to be paid hereunder, Tenant shall pay as Additional Rent, Tenant’s Proportionate Share, as defined in the Basic Lease Information, of Operating Expenses (defined below) in the manner set forth below. “Operating Expenses” shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay, because of or in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Project and its supporting facilities (as determined in a reasonable manner) other than those expenses and costs which are specifically attributable to a tenant of the Project (inclusive of Tenant) or which are expressly made the financial responsibility of Landlord pursuant to this Lease. Operating Expenses shall include, but are not limited to, the following:

7.1.1 Taxes. All real property taxes and assessments, sales taxes, personal property taxes, business or license taxes or fees, gross receipts taxes, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, and other impositions, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind (including fees “in-lieu” of any such tax or assessment) which are now or hereafter assessed, levied, charged, confirmed, or imposed by any public authority upon the Project, its operations or the Rent (or any portion or component thereof), or any tax, assessment or fee imposed in substitution, partially or totally, of any of the above. Operating Expenses shall also include any taxes, assessments, or other fees or impositions with respect to the development, leasing, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof, or upon this transaction or any document creating or transferring an interest in the Premises. In the event that it shall not be lawful for Tenant to reimburse Landlord for all or any part of such taxes, the monthly rental payable to Landlord under this Lease shall be revised to net Landlord the same net rental after imposition of any such taxes by Landlord as would have been payable to Landlord prior to the payment of any such taxes. Tenant shall have the right to contest any tax assessments at Tenant’s expense, provided that there shall be no delinquency payment of such taxes. If such taxes are reduced, Tenant shall receive its prorata share of any refunds received by Landlord.

7.1.2 Insurance. All insurance premiums and costs, including, but not limited to, any deductible amounts, premiums and other costs of insurance incurred by Landlord, including for the insurance coverage set forth in Paragraph 8.1 herein.

7.1.3 Common Area Maintenance.

(a) Operation, repairs, replacements, and general maintenance of and for the Common Areas and certain other elements of the Project, including, but not limited to, common landscaped areas, parking and service areas, driveways, truck staging areas, rail spur areas, sanitary and storm sewer lines, utility services, electric and telephone equipment and wiring servicing, exterior lighting, pest extermination, roofs, structural elements of the buildings and exterior painting of the buildings, and any other items or areas which affect the operation or exterior appearance of the Project, which determination shall be at Landlord’s reasonable discretion, except for: those items expressly made the financial responsibility of Landlord pursuant to Paragraph 10 hereof; and those items to the extent paid for by the proceeds of insurance.

(a) Repairs, replacements, and general maintenance shall include the cost of any capital improvements made to, or capital assets acquired for, the Common Areas and certain other elements of the Project, including the replacement of the roofs, structural elements of the buildings, and all present or future repair work that are reasonably necessary for the health and safety of the occupants of the Project, or are required under any governmental law or regulation, such costs or allocable portions thereof to be amortized over the useful life thereof as determined according to generally accepted accounting principles together with interest on the unamortized balance at the “prime rate” charged by Wells Fargo Bank, N.A. (Salt Lake City) or its successor at the time such improvements or capital assets are constructed or acquired, plus two (2) percentage points, but in no event more than the maximum rate permitted by law.

(b) Payment under or for any easement, license, permit, operating agreement, declaration, restrictive covenant or instrument relating to the Project.

(c) All expenses related to services and costs of supplies and equipment used in maintaining the Project, the equipment therein and the Project’s sidewalks, driveways, parking and service areas, including, without limitation, expenses related to service agreements regarding security and fire and other alarm systems, janitorial services to the extent not addressed in Paragraph 11 hereof, window cleaning, elevator maintenance, building exterior maintenance, landscaping and expenses related to the administration, management and operation of the Project, including without limitation salaries, wages and benefits as they relate directly to the operation, maintenance, repair and replacement of the Project or portions thereof. Common Area maintenance shall not include:

1.	Depreciation of the buildings or other improvements.

2.	Any items for which Landlord is reimbursed by insurance proceeds.

3.	Any interest or principal payments on any loans secured by the Project.

4.	Costs associated with the investigation and/or remediation of Hazardous Materials on or about the Premises except as provided in Paragraph 4.4.

5.	Marketing costs, including leasing commissions and attorneys’ fees, in connection with the negotiation and preparation of leases, unless such costs are incurred as a result of Tenant’s default under this Lease.

6.	Landlord’s general corporate overhead and general administrative expenses.

7.	Any fines, costs, penalties or interest resulting from Landlord’s gross negligence of willful misconduct, or from that of Landlord’s agents, contractors or employees.

7.1.4 Utilities. The cost of supplying any utilities which benefit all or a portion of the Project to the extent not addressed in Paragraph 15 hereof.

The above enumeration of services and facilities shall not be deemed to impose an obligation on Landlord to make available or provide such services or facilities except to the extent Landlord has specifically agreed elsewhere in this Lease to make the same available or provide the same. Without limiting the generality of the foregoing, Tenant acknowledges and agrees that it shall be responsible for providing adequate security for its use of the Premises and that Landlord shall have no obligation or liability with respect thereto, except to the extent Landlord has specifically agreed elsewhere in this Lease to provide the same.

7.2 Management Fee. Tenant shall pay as Additional Rent a “Management and Accounting Cost Recovery Fee” equal to three percent (3%) of the sum of Base Rent; provided that, as and to the extent Tenant is acting as the manager of the Project pursuant to a separate management agreement between Landlord and Tenant (the “Management Agreement”), the Management and Accounting Cost Recovery Fee payable by Tenant to Landlord shall be reduced to one percent (1%) of the sum of Base Rent. A default under the Management Agreement shall not be deemed an “event of default” under this Lease, and a default under this Lease shall not be deemed an “event of default” under the Management Agreement.

7.3 Payment of Estimated Operating Expenses. “Estimated Operating Expenses” for any particular year shall mean

Landlord’s estimate of the Operating Expenses for such fiscal year made with respect to such fiscal year as hereinafter provided. Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in a reasonable manner. During the last month of each fiscal year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Operating Expenses for the ensuing fiscal year. Tenant shall pay Tenant’s Proportionate Share of the Estimated Operating Expenses with installments of Base Rent for the fiscal year to which the Estimated Operating Expenses applies in monthly installments on the first day of each calendar month during such year, in advance. If at any time during the course of the fiscal year, Landlord determines that Operating Expenses are projected to vary from the then Estimated Operating Expenses by more than ten percent (10%), Landlord may, by written notice to Tenant, revise the Estimated Operating Expenses for the balance of such fiscal year, and Tenant’s monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year Tenant has paid to Landlord Tenant’s Proportionate Share of the revised Estimated Operating Expenses for such year.

7.4 Computation of Operating Expense Adjustment. “Operating Expense Adjustment” shall mean the difference between Estimated Operating Expenses and actual Operating Expenses for any fiscal year determined as hereinafter provided. Within one hundred twenty (120) days after the end of each fiscal year or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of actual Operating Expenses for the fiscal year just ended, accompanied by a computation of Operating Expense Adjustment. If such statement shows that Tenant’s payment based upon Estimated Operating Expenses is less than Tenant’s Proportionate Share of Operating Expenses, then Tenant shall pay to Landlord the difference within thirty (30) days after receipt of such statement. If such statement shows that Tenant’s payments of Estimated Operating Expenses exceed Tenant’s Proportionate Share of Operating Expenses, then (provided that Tenant is not in default under this Lease) Landlord shall pay to Tenant the difference within thirty (30) days after delivery of such statement to Tenant. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Operating Expense Adjustment shall be paid by the appropriate party within thirty (30) days after the date of delivery of the statement. Should this Lease commence or terminate at any time other than the first day of the fiscal year, Tenant’s Proportionate Share of the Operating Expense Adjustment shall be prorated by reference to the exact number of calendar days during such fiscal year that this Lease is in effect.

7.5 Net Lease. This shall be a triple net Lease and Base Rent shall be paid to Landlord absolutely net of all reasonable costs and expenses, except as specifically provided to the contrary in this Lease. The provisions for payment of Operating Expenses and the Operating Expense Adjustment are intended to pass on to Tenant and reimburse Landlord for all costs and expenses of the nature described in Paragraph 7.1 incurred in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Project as may be determined by Landlord to be necessary to the Project.

7.6 Tenant Audit. If Tenant shall dispute the amount set forth in any statement provided by Landlord under Paragraphs 7.3 or 7.4 above, Tenant shall have the right, not later than ninety (90) days following receipt of such statement and upon the condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord’s books and records with respect to Operating Expenses for such fiscal year to be audited by certified public accountants selected by Tenant and subject to Landlord’s reasonable right of approval. The Operating Expense Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for a refund in excess of five percent (5%) of Tenant’s Proportionate Share of the Operating Expense Adjustment previously reported, the cost of such audit shall be borne by Landlord; otherwise the cost of such audit shall be paid by Tenant. If Tenant shall not request an audit in accordance with the provisions of this Paragraph 7.6 within forty five (45) days after receipt of Landlord’s statement provided pursuant to Paragraph 7.3 or 7.4, such statement shall be final and binding for all purposes hereof.

8. Insurance and Indemnification.

8.1 Landlord’s Insurance. All insurance maintained by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control.

8.1.1 Property Insurance. Landlord agrees to maintain property insurance insuring the Project against damage or destruction due to risks including fire, vandalism, and malicious mischief in an amount not less than the replacement cost thereof, in the form and with deductibles and endorsements as selected by Landlord. At its election, Landlord may instead obtain “All Risk” coverage, and may obtain pollution, and/or flood insurance in amounts selected by Landlord, or earthquake insurance, but only if earthquake insurance is required by Landlord’s lender.

8.1.2 Optional Insurance. Landlord, at Landlord’s option, may also carry insurance against loss of rent, in an amount equal to the amount of Base Rent and Additional Rent that Landlord could be required to abate to all Project tenants in the event of condemnation or casualty damage for a period of twelve (12) months. Landlord may also carry such other insurance as Landlord may deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall determine. Landlord shall not be obligated to insure any furniture, machinery, goods, inventory or supplies, or other personal property or fixtures which Tenant may keep or maintain in the Premises, or any leasehold improvements, additions or alterations within the Premises.

8.2 Tenant’s Insurance.

8.2.1 Property Insurance. Tenant shall procure at Tenant’s sole cost and expense and keep in effect from the Lease Date and at all times until the end of the Term, insurance on all personal property and fixtures of Tenant and all improvements, additions or alterations made by or for Tenant to the Premises on an “All Risk” basis, insuring such property for the full replacement value of such property. Tenant shall have no obligation to pay any insurance premiums for earthquake insurance unless such insurance is required by Landlord’s lender(s).

8.2.2 Liability Insurance. Tenant shall procure at Tenant’s sole cost and expense and keep in effect from the Lease Date and at all times until the end of the Term Commercial General Liability insurance applying to the use and occupancy of the Premises and the Common Areas, and any areas adjacent thereto, and the business operated by Tenant. Such coverage shall have a minimum combined single limit of liability of at least Three Million Dollars ($3,000,000), and a minimum general aggregate limit of Four Million Dollars ($4,000,000). All such policies shall be written to apply to all bodily injury, property damage or loss, personal injury and other covered loss, however occasioned, occurring during the policy term, shall be endorsed to add Landlord and any party holding an interest to which this Lease may be subordinated as an additional insured, and shall provide that such coverage shall be “primary” and non-contributing with any insurance maintained by Landlord, which shall be excess insurance only. Such coverage shall also contain endorsements including employees as additional insureds. All such insurance shall provide for the severability of interests of insureds; and shall be written on an “occurrence” basis, which shall afford coverage for all claims based on acts, omissions, injury and damage, which occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.

8.2.3 Worker’s Compensation and Employers’ Liability Insurance. Tenant shall procure and keep in effect Workers’ Compensation Insurance, as required by any Regulation, from the Delivery Date through the end of the Term at Tenant’s sole cost and expense, with no less than the limits required by law. Tenant shall also procure and keep in effect Employers’ Liability Insurance in amounts not less than One Million Dollars ($1,000,000) each accident for bodily injury by accident; One Million Dollars ($1,000,000) policy limit for bodily injury by disease; and One Million Dollars ($1,000,000) each employee for bodily injury by disease, from the Delivery Date through the end of the Term at Tenant’s sole cost and expense.

8.2.4 Commercial Auto Liability Insurance. Tenant shall procure at Tenant’s sole cost and expense and keep in effect from the Lease Date and at all times until the end of the Term automobile liability insurance with a combined limit of not less than Three Million Dollars ($3,000,000) for bodily injury and property damage for each accident: Such insurance shall cover liability relating to any auto (including owned, hired and non-owned autos).

8.2.5 General Insurance Requirements. All insurance coverage described in this Paragraph 8.2 shall be endorsed to provide Landlord with thirty (30) days’ notice of cancellation or change in terms. All insurance policies required to be carried under this Lease shall be written by companies rated A VII or better in “Best’s Insurance Guide” and qualified to do business in the State of Utah. Tenant shall deliver to Landlord on or before the Delivery Date, and thereafter at least thirty (30) days before the expiration dates of the expired policies, a certificate evidencing the same issued by the insurer thereunder; and, in the event Tenant shall fail to procure such insurance, or to deliver such certificates, Landlord may, at Landlord’s option and in addition to Landlord’s other remedies in the event of a default by Tenant hereunder, procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent.

8.3 Indemnification. Notwithstanding anything to the contrary contained in this Lease, Landlord and Landlord’s partners, directors, officers, shareholders, officers, agents, employees, and representatives (collectively, “Landlord’s Parties”) shall in no event be liable and Tenant hereby waives all claims against Landlord and Landlord’s Parties for any loss, damage, injury or death to or of any person or property (including without limitation personal property) caused by theft, fire, rain or water leakage, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, electrical or other systems, or by acts of God (including without limitation flood or earthquake), acts of a public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority or for any damage or inconvenience which may arise through repair, except as expressly otherwise provided in Paragraph 10. In addition, Landlord and Landlord’s Parties shall in no event be liable for injury to Tenant’s business or any loss of income or profit therefrom or for consequential, punitive, indirect, exemplary or special damages, regardless of Landlord’s negligence or misconduct. Tenant shall indemnify, defend by counsel reasonably acceptable to Landlord, protect and hold Landlord and Landlord’s Parties harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses, including reasonable attorneys’ fees and court costs, arising out of or related to: (1) claims of injury to or death of persons or damage to property occurring or resulting directly or indirectly from the use or occupancy of the Premises by Tenant or Tenant’s Parties, or from activities of Tenant or Tenant’s Parties; (2) claims arising from work or labor performed, or for materials or supplies furnished to or at the request of Tenant in connection with performance of any work done for the account of Tenant within the Premises; (3) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease; and (4) claims arising from the negligence or intentional acts or omissions of Tenant or Tenant’s Parties. The foregoing indemnity by Tenant shall not be applicable to claims to the extent arising from the sole negligence or willful misconduct of Landlord. The provisions of this Paragraph shall survive the expiration or earlier termination of this Lease.

Notwithstanding anything contained herein to the contrary, Tenant shall be excused from its obligation of indemnification under this Section 8.3 in the event that Landlord fails to give timely notice of any such indemnification requirement and such failure to give notice prejudices Tenant in its ability to adequately defend same.

9. Waiver of Subrogation. To the extent permitted by law and without affecting the coverage provided by insurance to be maintained hereunder or any other rights or remedies, Landlord and Tenant each waive any right to recover against the other for: (a) damages for injury to or death of persons; (b) damages to property, including personal property; (c) damages to the Premises or any part thereof; and (d) claims arising by reason of the foregoing due to hazards covered by insurance to the extent of proceeds recovered therefrom. This provision is intended to waive fully, any rights and/or claims arising by reason of the foregoing, but only to the extent that any of the foregoing damages and/or claims referred to above are covered, and only to the extent of such coverage, by insurance actually carried by either Landlord or Tenant.

10. Landlord’s Repairs and Maintenance. Landlord shall, as a Common Area Operating Expense, replace the Roof (as necessary) and maintain in good repair, reasonable wear and tear excepted, the structural soundness of the foundations and exterior walls of the Building). The term “exterior walls” shall not include windows, glass or plate glass, doors, dock bumpers or dock plates, special store fronts or office entries. Any damage caused by or repairs necessitated by any act of Tenant or Tenant’s Parties shall be repaired by Tenant and if Tenant fails to do so, they may be repaired by Landlord at Landlord’s option and Tenant’s expense following prior notice to Tenant. Tenant shall immediately give Landlord written notice of any defect or need of repairs in such components of the Building after which Landlord shall have a reasonable opportunity and the right to enter the Premises upon notice, except in emergencies where no such notice shall be required, and at all reasonable times to repair same. Landlord’s liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance, and there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of repairs, alterations or improvements in or to any portion of the Premises or to fixtures, appurtenances or equipment in the Premises, except as provided in Paragraph 24. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and the condition in which Landlord is obligated to deliver them, except as otherwise provided in this Lease.

11. Tenant’s Repairs and Maintenance. Excluding only Landlord’s obligations under Paragraph 10, Tenant shall at all times during the Term at Tenant’s expense maintain all parts of the Building in a first-class, good, clean and secure condition, normal wear and tear excepted, and promptly make all necessary repairs and replacements, as determined by Landlord, including but not limited to, the Roof, all windows, glass, doors, walls, including demising walls, and wall finishes, floors and floor covering, heating, ventilating and air conditioning systems, ceiling insulation, truck doors, hardware, dock bumpers, dock plates and levelers, plumbing work and fixtures, downspouts, entries, skylights, smoke hatches, roof vents, electrical and lighting systems, and fire sprinklers, with materials and workmanship of the same character, kind and quality as the original. Tenant shall at Tenant’s expense also perform regular removal of trash and debris. Tenant shall, at Tenant’s own expense, maintain and service all hot water, heating and air conditioning systems and equipment within or serving the Premises. At the request of Landlord from time to time (and no more than once annually), Tenant, at Tenant’s sole cost and expense, shall provide to Landlord written certification or verification from a third-party mechanical engineer that Tenant is satisfactorily performing Tenant’s obligations hereunder and that such systems and equipment are in first-class, good, clean and secure condition, normal wear and tear excepted. If in Landlord’s reasonable opinion, Tenant has not complied in full with any of the provisions of this Paragraph 11, Landlord shall have the right, upon Tenant’s failure to remedy any noncompliance under this Paragraph 11, within thirty (30) days after receipt of any written notice of such noncompliance, to take over all or some of Tenant’s obligations hereunder, in which case the Management and Accounting Cost Recovery Fee described in Paragraph 7.2 shall be increased from 1% to 3%, and Tenant shall pay for all the reasonable costs and charges incurred by Landlord as an Operating Expense. Notwithstanding anything to the contrary contained herein, Tenant shall, at its expense, promptly repair any damage to the Project resulting from or caused by any act of Tenant or Tenant’s Parties. So long as Tenant occupies the Building, Tenant shall, at its expense, clean, repair, maintain and keep in good condition the Building, excluding only Landlord’s obligations under Paragraph 10.

12. Alterations.

12.1 Tenant shall not install any Equipment or make, or allow to be made, any alterations, physical additions, improvements or partitions, including without limitation the attachment of any fixtures or equipment, in, about or to the Premises (“Alterations”) without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to proposed Alterations which: (a) comply with all applicable Regulations; and (b) are, in Landlord’s opinion, compatible with the Building and its mechanical, plumbing, electrical, heating/ventilation/air conditioning systems. Specifically, but without limiting the generality of the foregoing, Landlord shall have the right of written consent for all plans and specifications for the proposed Alterations, construction means and methods, all appropriate permits and licenses, any contractor or subcontractor to be employed on the work of Alterations, and the time for performance of such work, and may impose rules and regulations for contractors and subcontractors performing such work. Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with Landlord’s consideration of a request for approval hereunder. Tenant shall cause all Alterations to be accomplished in a first-class, good and workmanlike manner, and to comply with all applicable Regulations. Tenant shall at Tenant’s sole expense, perform any additional work required under applicable Regulations due to the Alterations hereunder. Tenant shall be solely responsible for compliance with the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq., and any governmental regulations relating thereto as it relates to the conduct of the Tenant’s business or the condition of the Premises, including any alterations, additions and/or improvements made thereto. No consent by Landlord to any proposed Alteration or additional work shall constitute a waiver of Tenant’s obligations to comply with all applicable Regulations under this Paragraph 12. Tenant shall reimburse Landlord for all costs up to $2,000 (for each occasion) which Landlord may incur in connection with granting approval to Tenant for any such Alterations, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said plans and specifications. Except as otherwise provided in Paragraph 1.7, above, all such Alterations shall remain the property of Tenant until the expiration or earlier termination of this Lease, at which time they shall be and become the property of Landlord if Landlord so elects; provided, however, that Landlord shall, upon written request by Tenant at the time consent is sought, inform Tenant whether Tenant, at Tenant’s expense, must remove any or all Alterations made by Tenant and restore the Premises by the expiration or earlier termination of this Lease, to their condition existing prior to the construction of any such Alterations. Landlord reserves the right to require Tenant to remove any Alterations for which Landlord’s consent was not obtained. All such removals and restoration shall be accomplished in a good and workmanlike manner so as not to cause any damage to the Premises whatsoever. If Tenant fails to remove such Alterations or Equipment, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law, at Tenant’s sole expense. In addition to and wholly apart from Tenant’s obligation to pay Tenant’s Proportionate Share of Operating Expenses, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, other fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its personal property, on the value of Alterations within the Premises, and on Tenant’s interest pursuant to this Lease, or any increase in any of the foregoing based on such Alterations. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

12.2 In compliance with Paragraph 27 hereof, at least ten (10) business days before the installation of any Equipment or before beginning construction of any Alterations, Tenant shall give Landlord written notice of the expected commencement date of such installation or construction, as the case may be, to permit Landlord to post and record a notice of non-responsibility. Upon substantial completion of such installation or construction, as the case may be, Tenant shall cause a timely notice of completion to be recorded in the office of the recorder of Salt Lake County, Utah and in the office of the appropriate state agency.

13. Signs. All signs, notices and graphics of every kind or character, visible in or from public view or corridors, the Common Areas or the exterior of the Premises, shall be in accordance with applicable governmental regulations and subject to Landlord’s prior written approval, which Landlord shall have the right to withhold in its reasonable discretion. If there are monument signs deemed by Landlord to be monument signs constructed for the benefit of the Project, Tenant shall have the right to have its corporate name included on such monument signs. Tenant shall not place or maintain any banners whatsoever or any window decor in or on any exterior window or window fronting upon any Common Areas or service area or upon any truck doors or man doors without Landlord’s prior written approval which Landlord shall have the right to withhold in its absolute and sole discretion. Any installation of signs or graphics on or about the Premises shall be subject to any other requirements imposed by Landlord and to any Regulations, including without limitation the requirement that building signage, if approved pursuant to this Paragraph, shall be mounted to concrete (not alucabond). Tenant shall remove all such signs or graphics by the termination of this Lease. Such installations and removals shall be made by Tenant, at Tenant’s sole cost and expense, in accordance with the provisions of this Lease and in such manner as to avoid injury to or defacement of the Premises, the Building the Project, and any other improvements contained therein, and Tenant shall repair any injury or defacement including without limitation discoloration caused by such installation or removal.

14. Inspection/Posting Notices. After reasonable notice, except in emergencies where no such notice shall be required, Landlord and Landlord’s agents and representatives, shall have the right to enter the Premises to inspect the same, to perform such work as may be permitted or required hereunder, to make repairs or alterations to the Premises, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord’s interest in the Project or to exhibit the Premises during the last nine (9) months of the Term or following any agreement to terminate this Lease, to prospective tenants, purchasers, encumbrancers or to others, or for any other purpose as Landlord may deem necessary or desirable; provided, however, that Landlord shall use reasonable efforts not to unreasonably interfere with Tenant’s business operations. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry. At any time within six (6) months prior to the expiration of the Term or following any earlier termination of this Lease or agreement to terminate this Lease, Landlord shall have the right to erect on the Premises a suitable sign indicating that the Premises are available for lease.

15. Utilities. Tenant shall pay directly for all water, gas, heat, air conditioning, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and maintenance charges for utilities and shall furnish all electric light bulbs, ballasts and tubes. Landlord shall not be liable for any damages directly or indirectly resulting from nor shall the Rent or any monies owed Landlord under this Lease herein reserved be abated by reason of: (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any such utilities or services; (b) the failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord; or (c) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises.

16. Subordination. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, the Lease shall be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Project, or any portion thereof; and (b) any mortgage or deed of trust which may now exist or be placed upon the Project, or any portion thereof, or Landlord’s interest or estate in any of said items which is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord and Tenant shall not be disturbed in its possession under this Lease by such successor in interest so long as Tenant is not in default under this Lease. Within ten (10) business days after request by Landlord, Tenant shall execute and deliver documents evidencing Tenant’s attornment or the subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust.

17. Financial Statements. At the request of Landlord from time to time (and no more than once annually), Tenant shall provide to Landlord, Tenant’s current audited financial statements, which Landlord shall use solely for purposes of this Lease and in connection with the ownership, management, financing and disposition of the Project, or any portion thereof.

18. Estoppel Certificate. Tenant agrees from time to time, within ten business (10) days after request of Landlord, to deliver to Landlord, or Landlord’s designee, an estoppel certificate stating that this Lease is in full force and effect, that this Lease has not been modified (or stating all modifications, written or oral, to this Lease), the date to which Rent has been paid, the unexpired portion of this Lease, that there are no current defaults by Landlord or Tenant under this Lease (or specifying any such defaults), and such other matters pertaining to this Lease as may be reasonably requested by Landlord. Failure by Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included are true and correct without exception. Tenant agrees that if Tenant fails to execute and deliver such certificate within such ten business (10) day period, Landlord may execute and deliver such certificate on Tenant’s behalf and that such certificate shall be binding on Tenant. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Project or any interest therein. The parties agree that Tenant’s obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord’s execution of the Lease, and shall be an event of default if Tenant fails to fully comply or makes any material misstatement in any such certificate.

19. Security Deposit. Concurrently with the full execution of this Lease, Tenant shall deposit with Landlord the security deposit specified in the Basic Lease Information (the “Security Deposit”). The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the Term. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of rent, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) business days after written demand therefor (along with reasonable evidentiary documentation thereof), deposit funds with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. Provided that Tenant is not then in default, and shall not have defaulted, under any of the provisions of the Lease without curing such default pursuant to the terms and conditions contained herein, the Security Deposit shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) on January 31, 2011; provided, however, that if at any time after January 31, 2011, Tenant is in default under any of the provisions of the Lease, then Tenant shall deposit with Landlord the Security Deposit, which shall be held by Landlord pursuant to this Paragraph. Landlord may deliver the Security Deposit to the purchaser of Landlord’s interest in the Premises, and Landlord shall then be discharged from any further liability with respect to the Security Deposit, provided that such purchaser is bound the provisions of this Paragraph 19.

20. Tenant’s Remedies. The obligations and liability of Landlord to Tenant for any default by Landlord under the terms of this Lease are not personal obligations of Landlord or of the individual or other partners of Landlord or its or their partners, directors, officers, or shareholders, and Tenant agrees to look solely to Landlord’s interest in the Building, including access to any insurance proceeds, for the recovery of any amount from Landlord, and shall not look to other assets of Landlord nor seek recourse against the assets of the individual or other partners of Landlord or its or their partners, directors, officers or shareholders. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust on the Building.

21. Assignment and Subletting.

21.1 General. Tenant shall not assign or pledge this Lease or sublet the Premises or any part thereof, whether voluntarily or by operation of law, or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant or its contractors or agents, or suffer or permit any such assignment, pledge, subleasing or occupancy, without Landlord’s prior written consent except as provided herein. If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice (the “Transfer Notice”) at least fifteen (15) business days prior to the anticipated effective date of the proposed assignment or sublease, which shall contain all of the information reasonably requested by Landlord to address Landlord’s decision criteria specified hereinafter. Landlord shall then have a period of fifteen (15) business days following receipt of the Transfer Notice to notify Tenant in writing whether Landlord consents to the proposed assignee or subtenant and of any related documents or agreements associated with the assignment or sublease. If Landlord should fail to notify Tenant in writing of such election within said period, Landlord shall be deemed to have consented to such assignment or sublease. Notwithstanding the foregoing, Landlord’s consent shall not be required for any proposed sublease or assignment to a parent, subsidiary of or affiliate under the control of Tenant or to any entity into which Tenant merges or is consolidated, provided Tenant gives notice to Landlord, and either (a) Tenant is the surviving entity or, (b) after giving effect to the merger, the surviving entity has assets and net worth at least as great as that of Tenant at the time this Lease was executed, and the surviving entity assumes this Lease in writing.

21.2 Conditions of Landlord’s Consent. Without limiting the other instances in which it may be reasonable for Landlord to withhold Landlord’s consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold Landlord’s consent in the following instances: the use of the Premises by such proposed assignee or subtenant would not be a Permitted Use or would increase the Parking Density of the Premises; the proposed assignee or subtenant is a governmental agency; the proposed assignee or subtenant does not have a good reputation as a tenant of property; the proposed assignee or subtenant is a person with whom Landlord is negotiating to lease space in the Project or is a present tenant of the Project; the assignment or subletting would entail any Alterations which would lessen the value of the leasehold improvements in the Premises; or Tenant is in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on three (3) or more occasions during any twelve (12) months preceding the date that Tenant shall request consent. Failure by Landlord to consent to a proposed assignee or subtenant shall not cause a termination of this Lease. At the option of Landlord, a surrender and termination of this Lease shall operate as an assignment to Landlord of some or all subleases or subtenancies. Landlord shall exercise this option by giving notice of that assignment to such subtenants on or before the effective date of the surrender and termination.

21.3 Bonus Rent. Any Rent or other consideration realized by Tenant under any such sublease or assignment in excess of the Rent payable hereunder, after amortization of commercially reasonable brokerage commissions, legal expenses and Tenant improvements incurred by Tenant, shall be divided and paid, fifty percent (50%) to Tenant, fifty percent (50%) to Landlord. In any subletting or assignment undertaken by Tenant, Tenant shall diligently seek to obtain the fair market rental amount available in the marketplace for comparable space available for primary leasing.

21.4 Corporation. If Tenant is a corporation, a transfer of corporate shares by sale, assignment, bequest, inheritance, operation of law or other disposition (including such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceedings) resulting in a change in the present control of such corporation or any of its parent corporations by the person or persons owning a majority of said corporate shares, shall constitute an assignment for purposes of this Lease. Notwithstanding the foregoing, a merger of Tenant with another corporation or the acquisition of Tenant by another corporation shall not be deemed an assignment so long as the net worth of the combined entity is as great as the net worth of Tenant on the date of the merger or acquisition.

21.5 Unincorporated Entity. If Tenant is a partnership, joint venture, limited liability company or other unincorporated business form, a transfer of the interest of persons, firms or entities responsible for managerial control of Tenant by sale, assignment, bequest, inheritance, operation of law or other disposition, so as to result in a change in the present control of said entity and/or a change in the identity of the persons responsible for the general credit obligations of said entity shall constitute an assignment for all purposes of this Lease.

21.6 Liability. No assignment or subletting by Tenant, permitted or otherwise, shall relieve Tenant of any obligation under this Lease or alter the primary liability of the Tenant named herein for the payment of Rent or for the performance of any other obligations to be performed by Tenant, including obligations contained in Paragraph 25 with respect to any assignee or subtenant. Any assignment or subletting which conflicts with the provisions hereof shall be void.

22. Authority. Each individual executing this Lease on behalf of an entity or association represents and warrants that they are duly authorized to execute and deliver this Lease on behalf of said entity or association in accordance with the by-laws or other operating agreement of said entity or association, and that this Lease is binding upon said entity or association in accordance with its terms. Each party hereto affirms and states that such party has the full right, power and authority to enter into and perform under this Lease and that the same will not contravene or result in the violation of any agreement, rule or regulation to which any such party may be subject. Concurrently with the execution of this Lease, Tenant shall deliver to Landlord executed authorizing resolutions or other evidence (reasonably satisfactory to Landlord) authorizing Tenant to enter into and perform this Lease, together with signature and incumbency certificates and other evidence (reasonably satisfactory to Landlord) authorizing Tenant and the authorized representatives of Tenant to enter into and perform this Lease, and together with authorizing resolutions or other evidence (reasonably satisfactory to Landlord) authorizing Tenant’s affiliated entities or associations and the authorized representatives of such affiliates to enter into and perform this Lease.

23. Condemnation.

23.1 Condemnation Resulting in Termination. If the whole or any substantial part of the Building of which the Premises are a part should be taken or condemned for any public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the Permitted Use of the Premises, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall have occurred.

23.2 Condemnation Not Resulting in Termination. If a portion of the Building of which the Premises are a part should be taken or condemned for any public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking materially interferes with the Permitted Use of the Premises, and this Lease is not terminated as provided in Paragraph 23.1 above, the

Rent payable hereunder during the unexpired portion of the Lease shall be reduced, beginning on the date when the physical taking shall have occurred, to such amount as may be fair and reasonable under all of the circumstances.

23.3 Award. Landlord shall be entitled to any and all payment, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired portion of this Lease. Notwithstanding the foregoing, any compensation specifically and separately awarded Tenant for Tenant’s personal property and moving costs, shall be and remain the property of Tenant.

24. Casualty Damage.

24.1 General. If the Premises or the Building should be damaged or destroyed by fire, tornado, or other casualty (collectively, “Casualty”), Tenant shall give immediate written notice thereof to Landlord. Within thirty (30) days after Landlord’s receipt of such notice, Landlord shall notify Tenant whether in Landlord’s good faith estimation material restoration of the Premises can reasonably be made either: (1) within 120 days; (2) in more than 120 days but within one hundred eighty (180) days; or (3) in more than 180 days from the date of such notice and receipt of required permits for such restoration. Landlord’s determination shall be binding on Tenant.

24.2 Within 120 Days. If the Premises or Building should be damaged by Casualty to such extent that material restoration can in Landlord’s good faith estimation be reasonably completed within 120 days after the date of such damage and receipt of required permits for such restoration, this Lease shall not terminate. Provided that insurance proceeds are received by Landlord to fully repair the damage, Landlord shall proceed to rebuild and repair the Premises in the manner reasonably determined by Landlord, except that Landlord shall not be required to rebuild, repair or replace any part of the Alterations which may have been placed on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately, and to the extent the Premises are unfit for occupancy.

24.3 Greater than 120 Days. If the Premises or Building should be damaged by Casualty to such extent that rebuilding or repairs can in Landlord’s estimation be reasonably completed in more than 120 days but within 180 days after the date of such damage and receipt of required permits for such rebuilding or repair, then Landlord shall have the option of either: (1) terminating this Lease effective upon the date of the occurrence of such damage, in which event the Rent shall be abated during the unexpired portion of this Lease; or (2) electing to rebuild or repair the Premises in the manner reasonably determined by Landlord. Notwithstanding the above, Landlord shall not be required to rebuild, repair or replace any part of the Alterations which may have been placed, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately, and to the extent the Premises are unfit for occupancy. In the event that Landlord should fail to complete such repairs and rebuilding within 180 days after the date upon which Landlord is notified by Tenant of such damage, such period of time to be extended for delays caused by the fault or neglect of Tenant or otherwise by Tenant or because of acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, or delays of the contractors or subcontractors or any other causes or contingencies beyond the reasonable control of Landlord, Tenant may at Tenant’s option within ten (10) days after the expiration of such 180 day period (as such may be extended), terminate this Lease by delivering written notice of termination to Landlord as Tenant’s exclusive remedy, whereupon all rights hereunder shall cease and terminate thirty (30) days after Landlord’s receipt of such termination notice.

24.4 Greater than 180 Days. If the Premises or Building should be so damaged by Casualty that rebuilding or repairs cannot in Landlord’s good faith estimation be completed 180 days after such damage and receipt of required permits for such rebuilding or repair, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

24.5 Tenant’s Fault. Notwithstanding anything herein to the contrary, if the Premises or any other portion of the Project are damaged by Casualty resulting from the fault, negligence, or breach of this Lease by Tenant or any of Tenant’s Parties, Base Rent and Additional Rent shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Project caused thereby to the extent such cost and expense is not covered by insurance proceeds.

24.6 Insurance Proceeds. Notwithstanding anything herein to the contrary, in the event that the Premises or Building are damaged or destroyed and are not fully covered by the insurance proceeds received by Landlord or in the event that the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then in either case Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Landlord that said damage or destruction is not fully covered by insurance or such requirement is made by any such holder, as the case may be, whereupon all rights and obligations hereunder shall cease and terminate.

24.7 Tenant’s Personal Property. In the event of any damage or destruction of the Premises or the Project, under no circumstances shall Landlord be required to repair any injury or damage to, or make any repairs to or replacements of, Tenant’s personal property, provided that such damage is not the result of Landlord’s gross negligence or willful misconduct.

25. Holding Over. Unless Landlord expressly consents in writing to Tenant’s holding over, Tenant shall be only a Tenant at sufferance, whether or not Landlord accepts any Rent from Tenant or any other person while Tenant is holding over without Landlord’s written consent. If Tenant shall retain possession of the Premises or any portion thereof without Landlord’s consent following the expiration of this Lease or sooner termination for any reason, then Tenant shall pay to Landlord for each day of such retention 125% of the amount of daily rental as of the last month prior to the date of expiration or earlier termination. Tenant shall also indemnify, defend, protect and hold Landlord harmless from any loss, liability or cost, including reasonable attorneys’ fees, resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by the succeeding tenant founded on such delay. Acceptance of Rent by Landlord following expiration or earlier termination shall not constitute a renewal of this Lease, and nothing contained in this Paragraph 25 shall waive Landlord’s right of reentry or any other right. Additionally, in the event that upon expiration or earlier termination of this Lease, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant’s sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this Paragraph 25 shall apply. The provisions of this Paragraph 25 shall survive any expiration or earlier termination of this Lease.

26. Default.

26.1 Events of Default. Tenant waives any right to notice Tenant may have under any applicable law. Landlord and Tenant agree that the terms of this Paragraph 26.1 are satisfy of any applicable notice requirement. The occurrence of any of the following shall constitute an event of default on the part of Tenant:

26.1.1 Abandonment of the Premises. Tenant abandons, vacates or, for a period of more than thirty (30) days, ceases to use the Premises, in whole or in part, for the Permitted Use.

26.1.2 Nonpayment of Rent. Failure to pay any installment of Rent or any other amount due and payable hereunder upon the date when said payment is due, provided, however, that not more than once each calendar year, such failure shall not be an event of default unless the failure continues for more than ten (10) days after receipt of written notice from Landlord of such failure, notwithstanding any time period described in Paragraph 31.2.

26.1.3 Other Obligations. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in Subparagraphs 26.1.1 and 26.1.2, such failure continuing for thirty (30) days after written notice of such failure which notice shall identify said failure with sufficient specificity; provided that, if the failure cannot be cured within such thirty (30) day period, Tenant shall have such other longer period, not to exceed sixty (60) days, in which to correct such violation so long as Tenant shall commence such cure within said thirty (30) day period and prosecute the same to completion with reasonable diligence.

26.1.4 General Assignment. A general assignment by Tenant for the benefit of creditors.

26.1.5 Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant’s creditors, which involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law, the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be reasonably necessary to ensure Landlord of the continued performance of Tenant’s obligations under this Lease.

26.1.6 Receivership. The employment of a receiver to take possession of substantially all of Tenant’s assets or the Premises, if such appointment remains undismissed or undischarged for a period of ten (10) days after the order therefor.

26.1.7 Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) days after the levy thereof.

26.2 Remedies Upon Default.

26.2.1 Termination. In the event of the occurrence of any event of default, Landlord shall have the right to give a written termination notice to Tenant, and on the date specified in such notice, Tenant’s right to possession shall terminate, and this Lease shall terminate unless on or before such date all Rent in arrears and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other events of default of this Lease by Tenant at the time existing shall have been fully remedied to the satisfaction of Landlord. At any time after such termination, Landlord may recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by any reason of Tenant’s default or of such termination. Landlord hereby reserves the right to recognize the continued possession of any subtenant.

26.2.2 Continuation After Default. Even though an event of default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession under Paragraph 26.2.1 hereof, and Landlord may enforce all of Landlord’s rights and remedies under this Lease and at law or in equity, including without limitation, the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a landlord under any applicable law. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver under application of Landlord to protect Landlord’s interest under this Lease or other entry by Landlord upon the Premises shall not constitute an election to terminate Tenant’s right to possession.

26.3 Damages After Default. Should Landlord terminate this Lease pursuant to the provisions of Paragraph 26.2.1 hereof, Landlord shall have the rights and remedies of a Landlord provided by any applicable law. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law or at equity, Landlord shall be entitled to recover from Tenant: (1) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination, (2) the worth at the time of award of the amount by which the unpaid Rent that would have been earned after the date of termination until the time of award exceeds the amount of such Rent loss that could have been reasonably avoided had Landlord used reasonable efforts to mitigate damages hereunder; (3) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of the award exceeds the amount of such Rent loss that could have been reasonably avoided had Landlord used reasonable efforts to mitigate damages hereunder; and (4) any other amount and court costs necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease; provided that, with respect to subparagraphs (2) and (3), above, Landlord shall not be liable nor Tenant’s obligations hereunder diminished because of Landlord’s failure to relet the Leased Premises or collect rent due in respect of such reletting provided Landlord has used reasonable efforts to mitigate damages hereunder. The “worth at the time of award” as used in (1) and (2) above shall be computed at the lesser of the “prime rate,” as announced from time to time by Wells Fargo Bank, N.A. (Salt Lake City) or its successor, plus three (3) percentage points, or the maximum interest rate allowed by law (“Applicable Interest Rate”). The “worth at the time of award” as used in (3) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%). If this Lease provides for any periods during the Term during which Tenant is not required to pay Base Rent or if Tenant otherwise receives a Rent concession, then upon the occurrence of an event of default, Tenant shall owe to Landlord the full amount of such Base Rent or value of such Rent concession, plus interest at the Applicable Interest Rate, calculated from the date that such Base Rent or Rent concession would have been payable.

In addition, if this Lease is terminated, Tenant shall, upon demand by Landlord and at Tenant’s expense, remove all improvements installed by Tenant, and if Tenant fails to do so, Landlord shall have the right to do so at Tenant’s expense and possession by Tenant shall not be deemed to have been surrendered to Landlord until all such improvements are removed.

26.4 Late Charge. In addition to its other remedies, Landlord shall have the right without notice or demand to add to the amount of any payment required to be made by Tenant hereunder, and which is not paid and received by Landlord on or before the fifth day of each calendar month, an amount equal to three percent (3%) of the delinquency to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord’s damage by virtue of such delinquencies would be extremely difficult and impracticable to compute and the amount stated herein represents a reasonable estimate thereof. Any waiver by Landlord of any late charges shall not constitute a waiver of other late charges or any other remedies available to Landlord.

26.5 Remedies Cumulative. All rights, privileges and elections or remedies of the parties are cumulative and not alternative, to the extent permitted by law and except as otherwise provided herein.

27. Liens. Tenant shall at all times keep the Project, the Building and the Premises free from liens arising out of or related to work or services performed, materials or supplies furnished or obligations incurred by Tenant or in connection with work made, suffered or done by or on behalf of Tenant in or on the Project, the Building, or the Premises. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord on behalf of Tenant and all expenses incurred by Landlord in connection therefor shall be payable to Landlord by Tenant on demand with interest at the Applicable Interest Rate. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises and any other party having an interest therein, from mechanics’ and materialmen’s liens, and Tenant shall give Landlord not less than ten (10) business days prior written notice of the commencement of any work in the Premises which could lawfully give rise to a claim for mechanics’ or materialmen’s liens to permit Landlord to post and record a timely notice of non-responsibility.

28. Transfers by Landlord. In the event of a sale or conveyance by Landlord of the Project, or any portion thereof, or a foreclosure by any creditor of Landlord, the same shall operate to release Landlord from any liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, to the extent required to be performed after the passing of title to Landlord’s successor-in-interest. In such event, Tenant agrees to look solely to the responsibility of the successor-in-interest of Landlord under this Lease with respect to the performance of the covenants and duties of Landlord to be performed after the passing of title to Landlord’s successor-in-interest. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. Landlord’s successor(s)-in-interest shall not have liability to Tenant with respect to the failure to perform any of the obligations of Landlord, to the extent required to be performed prior to the date such successor(s)-in-interest became the owner of the Building.

29. Right of Landlord to Perform Tenant’s Covenants. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense. If Tenant shall fail to pay any sum of money, other than Base Rent, required to be paid by Tenant hereunder or shall fail to perform any other act on Tenant’s part to be performed hereunder, including Tenant’s obligations under Paragraph 11 hereof, and such failure shall continue for thirty (30) days after notice thereof by Landlord, in addition to the other rights and remedies of Landlord, Landlord may make any such payment and perform any such act on Tenant’s part. Subject to the terms and conditions of this Lease, Landlord may take such actions without any obligation and without releasing Tenant from any of Tenant’s obligations. All sums so paid by Landlord and all incidental costs incurred by Landlord and interest thereon at the Applicable Interest Rate, from the date of payment by Landlord, shall be paid to Landlord on demand as Additional Rent.

30. Waiver. If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. The acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord’s knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

31. Notices. Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to sending, mailing, or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be complied with when and if the following steps are taken.

31.1 Rent. All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at Landlord’s Notice Address set forth in the Basic Lease Information, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant’s obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

31.2 Other. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and either personally delivered, sent by commercial overnight courier, or mailed, certified or registered, postage prepaid, and addressed to the party to be notified at the Notice Address for such party as specified in the Basic Lease Information or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Notices shall be deemed served upon receipt or refusal to accept delivery. Tenant appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of occupying the Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Premises.

32. Attorneys’ Fees. In any action which Landlord or Tenant brings to enforce its respective rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party including reasonable attorneys’ fees, to be fixed by the court, and said costs and attorneys’ fees shall be a part of the judgment in said action.

33. Successors and Assigns. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment is approved by Landlord as provided hereunder, Tenant’s assigns.

34. Force Majeure. If performance by a party of any portion of this Lease is made impossible by any prevention, delay, or stoppage caused by strikes, lockouts, labor disputes, acts of God, acts of terrorism, inability to obtain services, labor, or materials or reasonable substitutes for those items, government actions, civil commotions, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform, performance by that party for a period equal to the period of that prevention, delay, or stoppage is excused. Tenant’s obligation to pay Rent, however, is not excused by this Paragraph 34.

35. Surrender of Premises. Tenant shall, upon expiration or sooner termination of this Lease, surrender the Premises to Landlord in the same condition as existed on the date that both the Landlord Improvements and the Tenant Improvements are complete(except as provided in Paragraph 12), normal wear and tear excepted, including all holes in walls repaired, all HVAC equipment in operating order and in good repair, and all floors broom cleaned, and free of any Tenant-introduced marking or painting, all to the reasonable satisfaction of Landlord. Tenant shall remove all of its debris from the Project. At or before the time of surrender, Tenant shall comply with the terms of Paragraph 12.1 hereof with respect to Alterations to the Premises and all other matters addressed in such Paragraph. If the Premises are not so surrendered at the expiration or sooner termination of this Lease, the provisions of Paragraph 25 hereof shall apply. All keys to the Premises or any part thereof shall be surrendered to Landlord upon expiration or sooner termination of the Term. Landlord shall give written notice to Tenant at least thirty (30) days prior to the expiration date of the term to meet with Tenant for a joint inspection of the Premises at the time of Tenant vacating the Premises for purposes of determining Tenant’s responsibilities for repairs and restoration.

36. Miscellaneous.

36.1 General. The term “Tenant” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their respective successors, executors, administrators and permitted assigns, according to the context hereof. Where the context so requires “Building” shall refer only to the Building actually leased by Tenant

36.2 Time. Time is of the essence regarding this Lease and all of its provisions.

36.3 Choice of Law. The laws of the State of Utah will govern the validity, performance, enforcement, and all aspects of this Lease. Any dispute arising under this Lease shall be submitted to binding, compulsory arbitration in Salt Lake City, Utah in accordance with the Utah Arbitration Act and the commercial arbitration rules of the American Arbitration Association.

36.4 Entire Agreement. This Lease, together with its Exhibits and the pertinent provisions of the Management Agreement referenced in Paragraphs 7.2 and 11, above, contain all the agreements of the parties hereto and supersedes any previous negotiations, whether oral or written. There have been no representations made by the Landlord or its agents or understandings made between the parties other than those set forth in this Lease, together with its Exhibits and the pertinent provisions of the Management Agreement referenced in Paragraphs 7.2 and 11, above.

36.5 Modification. This Lease may not be modified except by a written instrument signed by the parties hereto.

36.6 Severability. If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

36.7 Recordation. Tenant shall not record this Lease or a short form memorandum hereof.

36.8 Examination of Lease. Submission of this Lease to Tenant does not constitute an option or offer to lease and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant.

36.9 Accord and Satisfaction. No payment by Tenant of a lesser amount than the total Rent due nor any endorsement on any check or letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue other remedies.

36.10 Easements. Landlord may grant easements on the Project without Tenant’s consent; provided that no such grant materially interfere with Tenant’s Permitted Use of the Premises. Upon Landlord’s request, Tenant shall execute, acknowledge and deliver to Landlord documents, instruments, maps and plats necessary to effectuate Tenant’s covenants hereunder.

36.11 Drafting and Determination Presumption. The parties acknowledge that this Lease has been agreed to by both the parties, that both Landlord and Tenant have consulted with attorneys with respect to the terms of this Lease and that no presumption shall be created against Landlord because Landlord drafted this Lease. Except as otherwise specifically set forth in this Lease, with respect to any consent, determination or estimation of Landlord required or allowed in this Lease or requested of Landlord, Landlord’s consent, determination or estimation shall be given or made solely by Landlord in Landlord’s good faith opinion, whether or not objectively reasonable.

36.12 Exhibits. The Exhibits attached hereto are hereby incorporated herein by this reference.

36.13 No Light. Air or View Easement. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease or impose any liability on Landlord.

36.14 No Third Party Benefit. This Lease is a contract between Landlord and Tenant and nothing herein is intended to create any third party benefit.

36.15 Quiet Enjoyment. Upon payment by Tenant of the Rent, and upon the observance and performance of all of the other covenants, terms and conditions on Tenant’s part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to all of the other terms and conditions of this Lease. Landlord shall not be liable for any hindrance, interruption, interference or disturbance by other tenants or third persons, nor shall Tenant be released from any obligations under this Lease because of such hindrance, interruption, interference or disturbance.

36.16 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed an original for any and all purposes and all of which together shall be considered one and the same instrument.

36.17 Multiple Parties. Intentionally deleted.

36.18 Prorations. Any Rent payable to Landlord by Tenant for any fractional month shall be prorated based on a month of thirty (30) days. As used herein, the term “fiscal year” shall mean the calendar year or such other fiscal year as Landlord may deem appropriate.

36.19 Further Diligence. Each party agrees to execute and deliver all documents and to perform all further acts as may be reasonably necessary to carry out the provisions of this Lease. The parties hereto agree to use reasonable diligence and to exercise their best efforts to fulfill their respective obligations under this Lease at all times that this Lease is in effect.

36.20 Waiver of Jury Trial. EACH PARTY TO THIS LEASE IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS LEASE OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

37. Additional Provisions.

37.1 Exhibits. Exhibits A through C, and Attachment A attached hereto are hereby incorporated into and made a part of this Lease as though fully set forth herein.

37.2 Landlord Improvements. Prior to the Lease Date Landlord has, at its sole cost and expense, constructed or caused the construction of the building shell and associated site improvements (the “Building Shell Improvements”). After the Lease Date Landlord shall, at its sole cost and expense, construct or cause the construction of certain Office Area improvements (the “Landlord Office Area Improvements”), and certain Production Area improvements (the “Landlord Production Area Improvements”, and, collectively with the Building Shell Improvements and the Landlord Office Area Improvements, the “Landlord Improvements”), all as more particularly described in Exhibit B. Landlord’s only obligation to provide improvements under this Lease shall be those Landlord Improvements described in Exhibit B. All other improvements desired by Tenant or required by law shall be the responsibility of Tenant at Tenant’s sole cost and expense and shall be referred to, collectively, as the “Tenant Improvements”.

37.3 Tenant Improvements. Tenant shall, at Tenant’s sole cost and expense and with the aid of a licensed architect or engineer and the Prime Contractor, construct or cause the construction of the Tenant Improvements, which shall include without limitation certain Office Area improvements (the “Tenant Office Area Improvements”) and certain Production Area improvements (the “Tenant Production Area Improvements”), all as more particularly described in Exhibit B. The Tenant Improvements shall be constructed in accordance with the terms and conditions of this Lease and Exhibit B (including without limitation completing plans and specifications for the Tenant Improvements, submitting such plans and specifications to Landlord for approval, and obtaining Landlord’s approval prior to commencement of construction). When approved by Landlord, Tenant’s final plans and specifications relating to the Tenant Office Area Improvements and the Tenant Production Area Improvements shall be attached or deemed attached as Exhibits B-6 and B-7, respectively.

All Tenant Improvements shall be completed in a good and workmanlike manner by Tenant at Tenant’s sole cost and expense, and all materials and equipment incorporated into the Tenant Improvements (i) will be new and free of defects, (ii) will conform to all Regulations, applicable laws, ordinances and regulations of all duly constituted authorities, as the same are in affect on the date hereof and may be hereafter modified, amended or supplemented (“Applicable Laws”), and (iii) will conform to the final working drawings approved by Landlord and Tenant, including all changes or modifications thereto approved by Landlord.

Subject to the first paragraph of this Paragraph 37.3, Landlord will reasonably approve or disapprove said plans and specifications in accordance with the terms and conditions of Paragraph 4 of Exhibit B. Landlord may reasonably disapprove of said plans and specifications, including for the following reasons: the reasons set forth in Paragraph 1(B) of Exhibit B, the location of the restroom cores, the stairways and the elevators and improvements which are inconsistent with future office use and the size, weight and location of the heating, ventilating and air conditioning system components.

All substantive changes to the approved plans and specifications must be approved by Landlord, which approval shall not be unreasonably withheld.

Tenant and the Prime Contractor shall diligently pursue to completion said Tenant Improvements in accordance with the approved plans and specifications. Tenant acknowledges that Landlord may record a notice of non-responsibility in regards to the construction of the Tenant Improvements.

Any conflict between this Paragraph 37.3 and Exhibit B shall be controlled by Exhibit B.

37.4 Tenant Improvement Allowance. Provided that Tenant is not then in default, and shall not have defaulted, under any of the provisions of the Lease, subject to the provisions of this Paragraph, Landlord shall pay to Tenant a one-time only cash allowance (the “Tenant Improvement Allowance”) equal to TWO HUNDRED THOUSAND AND 00/100 DOLLARS ($200,000.00). The Tenant Improvement Allowance shall be paid to the Tenant by the Landlord as follows:

37.4.1 The initial 50% of the Tenant Improvement Allowance within thirty (30) days-from the date Landlord receives from Tenant the first invoice from the Prime Contractor for the Tenant Improvements.

37.4.2 The remaining 50% upon the satisfaction of each of the following conditions as determined by Landlord in Landlord’s sole discretion: (a) completion of the Tenant Improvements as evidenced by (i) the Architect’s certificate, (ii) a recorded notice of completion, and (iii) satisfactory proof of payment for the Tenant Improvements, including lien releases from all contractors, subcontractors and materials providers; (b) the occurrence of the Term Commencement Date; (c) payment by Tenant to Landlord of all amounts due as of the Term Commencement Date; (d) an occupancy certificate issued by the local governing body pertaining to the Premises; and (e) full occupancy of the Premises by Tenant.

Notwithstanding the foregoing, Tenant understands, acknowledges and agrees that (a) Tenant shall be responsible for and pay 100% of the “Tenant Improvement Costs” (as defined in Paragraph 6(B) of Exhibit B) relating to the Tenant Improvements in excess of those that are paid for with the Tenant Improvement Allowance; (b) Tenant shall be responsible for and pay any additional construction costs and expenses related to the Landlord Improvements occasioned by changes or modifications in the Landlord’s Plans made by Tenant pursuant to Paragraph 7 of Exhibit B or that are necessary to accommodate the Tenant Improvements; and (c) in any case, the Tenant Improvement Allowance shall not be used for any trade fixtures, equipment, furniture, furnishings, or personal property of Tenant.

37.5 Environmental. To the best of Landlord’s knowledge, the Building, including the Premises, does not contain any Hazardous Materials which are in violation of any law, ordinance or regulation, and Landlord will indemnify and hold Tenant harmless from Tenant the cost of remediating any existing Hazardous Materials which are in violation.

37.6 Conduit. Subject to the terms of this Lease, Tenant shall have the right to install conduits at Tenant’s expense, but such installation shall not interfere with the use of any driveways or parking spaces, and Tenant shall restore all the improvements, including landscaping, to the condition that existed prior to the installation of conduits and that such installation shall not interfere with any work being performed by Landlord.

37.7 Security. Tenant shall have the right to install its own access control card reader security system in and outside the buildings, such installation shall be considered an Alteration and shall be subject to the provisions of Paragraph 12.

37.8 Brokers. Tenant represents that there were no brokers other than Commerce CRG (“Brokers”) responsible for bringing about or negotiating this Lease. Tenant and Landlord agree to defend, indemnify, and hold the other harmless against any claims for brokerage commission or compensation with regard to the Premises by any other broker claiming or alleging to have acted on behalf of or to have dealt with indemnifying party. Landlord will pay any fees or commissions due the Brokers pursuant to a separate written agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and the year first above written.

LANDLORD:

CENTREPOINTE PROPERTIES, L.L.C., a Utah limited liability company

By:
Name:	COREY BRAND
Title:	Manager

Executed by Landlord this 21st day of April, 2009.

TENANT:

AMEDICA CORPORATION, a Delaware corporation

By:
Name:	Reyn Gallacher
Title:	CFO

Executed by Tenant this 21 day of April, 2009.

EXHIBIT A

DEPICTION OF PROJECT, PREMISES, BUILDING SHELL PLAN AND ELEVATION

EXHIBIT A1

INDUSTRIAL RD.
2100 SOUTH
FUTURE
BLDG. 'C'
1865 WEST 2100 SOUTH
AREA = 298,425±
6.85 ACRES
FUTURE BLDG. C
BLDG. 'B'
1865 WEST 2100 SOUTH
(EXISTING)
BLDG. 'A'
1865 WEST 2100 SOUTH
(EXISTING)
AREA = 125,323±
2.88 ACRES
BLDG. B
AREA = 119,322±
2.75 ACRES
BLDG. A
NORTH

PROJECT SITE PLAN
CENTREPOINTE BUSINESS PARK

SCALE = 1" = 50'-0"

BUILDING FOOTPRINT	R & D AREA	1ST FLR. OFFICE	2ND FLR. OFFICE	TOTAL	PARKING REQUIRED	PARKING PROVIDED		PARKING SPACES PER 1,000±	LAND AREA
						AUTO	BICYCLES		
'A' 40,770.3±	25,531.9±	15,038.4±	13,857.6±	54,427.9±	55 REQ'D OFFICE 24 REQ'D R & D	183 SPACES	4 SPACES	3.4 SPACES PER 1,000±	2.75 ACRES
'B' 40,770.3±	25,531.9±	15,038.4±	13,857.6±	54,427.9±	55 REQ'D OFFICE 24 REQ'D R & D	83 SPACES	4 SPACES	2.08 SPACES PER 1,000±	2.88 ACRES
'C' FUTURE									6.85 ACRES
TOTAL 164,128.6±	51,063.8±	30,076.8±	27,715.2±	108,855.8±	160 REQ'D ON SITE (165 AVAILABLE)	265 SPACES	8 SPACES (8 AVAILABLE)	2.8 SPACES PER 1,000±	12.53 ACRES

dave robinson architects
6465 South 3000 East, Suite 102
Salt Lake City, Utah 84121
801-272-0242

CentrePointe Business Park
PROJECT SITE PLAN
1865 WEST 2100 SOUTH SALT LAKE CITY, UTAH 84119

A1

EXHIBIT A2

FUTURE BUILDING 'C'
BUILDING 'B'
BUILDING B-PREMISES
EXISTING BUILDING 'A'
2100 SOUTH

A2

CentrePointe Business Park
PROJECT SITE PLAN
1665 WEST 2100 SOUTH SALT LAKE CITY, UTAH 84119

dave robinson architects
6465 South 3000 East
Salt Lake City, Utah 84121
Suite 102
801-272-0242

EXHIBIT A3

BLDG 'B' GROUND FLOOR PLAN
BLDG 'B' UPPER FLOOR PLAN
OPEN TO GROUND FLOOR BELOW
NORTH

A3

CentrePointe Business Park
PROJECT SITE PLAN
1885 WEST 2100 SOUTH SALT LAKE CITY, UTAH 84119

dave robinson architects
6485 South 3000 East
Salt Lake City, Utah 84121
Suite 102
801-272-0242

EXHIBIT A4

WEST ELEVATION
NORTH ELEVATION
EAST ELEVATION
SOUTH ELEVATION

A4

CentrePointe Business Park
PROJECT SITE PLAN
1588 WEST 2100 SOUTH SALT LAKE CITY, UTAH 84119

dave robinson architects
6465 South 3000 East
Suite 102
Salt Lake City, Utah 84121
801-272-0242

EXHIBIT B

WORK LETTER AGREEMENT

This CONSTRUCTION AGREEMENT (this “Construction Agreement”), dated as of the 21st day of April, 2009, is made and entered into by and between CENTREPOINTE PROPERTIES, LLC, a Utah limited liability company (“Landlord”), and AMEDICA CORPORATION, a Delaware Corporation (“Tenant”), in connection with that certain Lease, dated as of the 21st day of April, 2009, by and between Landlord and Tenant (the “Lease”). This Construction Agreement sets forth the understanding between Landlord and Tenant with respect to the obligations concerning the Landlord Improvements and the Tenant Improvements to be constructed by Landlord and Tenant, respectively, and is hereby incorporated and made a part of the Lease.

1. DEFINITIONS: As used in this Construction Agreement, the following terms shall have the following meanings. Terms not otherwise defined herein shall have the meaning ascribed to same under the Lease:

A. Scope of Work.

(i) The Landlord Office Area Improvements and the Landlord Production Area Improvements, shall include the items listed in the “Landlord’s Scope of Work” attached hereto as Exhibit B-1.

(ii) The scope of the Tenant Office Area Improvements and the Tenant Production Area Improvements, shall include the items listed in the “Tenant’s Scope of Work” attached hereto as Exhibit B-2. Landlord and Tenant understand, acknowledge and agree that Exhibit B-2 includes certain items of Tenant’s Equipment, which shall retain its status as Tenant’s personalty and may be removed by Tenant pursuant to the terms and conditions of this Lease, unless (a) the removal of any such Equipment will detrimentally affect the structural integrity of the Building or its systems, or (b) any such Equipment is a part of the Building or its mechanical, plumbing, electrical, heating/ventilation/air conditioning systems.

B. Plans and Specifications.

(i) The Building Shell Improvements have been constructed by Landlord in accordance with the “Building Shell Plan” attached to the Lease as Exhibit A-3.

(ii) The Landlord Office Area Improvements shall be constructed by Landlord in accordance with the Landlord’s Scope of Work and the “Landlord Office Area Improvements Plan” attached hereto as Exhibit B-3.

(iii) The Landlord Production Area Improvements shall be constructed by Landlord in accordance with the Landlord’s Scope of Work and the “Landlord Production Area Improvements Plan” attached hereto as Exhibit B-4.

(iv) The Tenant Office Area Improvements shall be constructed by Tenant in accordance with the Tenant’s Scope of Work.

(v) The Tenant Production Area Improvements shall be constructed by Tenant in accordance with the Tenant’s Scope of Work and the “Tenant Production Area Improvements Plan” attached hereto as Exhibit B-5.

C. Approvals. Tenant has approved the Building Shell Plan, the Landlord Office Area Improvements Plan, and the Landlord Production Area Improvements Plan. Landlord shall not be deemed to have acted unreasonably if it withholds its approval of the Tenant Improvements, or any portion thereof, because, in Landlord’s reasonable opinion, the proposed work: (i) is likely to adversely affect Building systems, the structure of the Building or the safety of the Building and/or its occupants; (ii) might impair Landlord’s ability to furnish services to Tenant or other tenants in the Project; (iii) would increase the cost of operating the Building and/or the Project; (iv) would violate any governmental laws, rules or ordinances (or interpretations thereof); (v) contains or uses hazardous or toxic materials or substances; (vi) would adversely affect the appearance of the Building and/or the Project; (vii) might adversely affect another tenant’s premises; (viii) is prohibited by any ground lease affecting the Project (or any portion thereof) or any mortgage, trust deed or other instrument encumbering the Project (or any portion thereof); or (ix) is likely to be substantially delayed because of unavailability or shortage of labor or materials necessary to perform such work or the difficulties or unusual nature of such work.

D. Landlord Improvements: Landlord Improvements shall include the following:

(i) The Building Shell Improvements, which Landlord and Tenant understand, acknowledge and agree were Substantially Completed by Landlord prior to the date of this Construction Agreement in accordance with the Building Shell Plan;

(ii) The Landlord Office Area Improvements, which shall be Substantially Completed by Landlord pursuant to the Construction Schedule and in accordance with the Landlord’s Scope of Work and the Landlord Office Area Improvements Plan; and

(iii) The Landlord Production Area Improvements, which shall be Substantially Completed by Landlord pursuant to the Construction Schedule and in accordance with the Landlord’s Scope of Work and the Landlord Production Area Improvements Plan.

E. Tenant Improvements: Tenant Improvements shall include without limitation the following:

(i) The Tenant Office Area Improvements, which Tenant shall commence and Substantially Complete pursuant to the Construction Schedule, all in accordance with the Tenant’s Scope of Work; and

(ii) The Tenant Production Area Improvements, which Tenant shall commence and Substantially Complete pursuant to the Construction Schedule, all in accordance with the Tenant’s Scope of Work and the Tenant Production Area Improvements Plan.

F. Improvements: “Improvements” shall mean the Landlord Improvements and the Tenant Improvements.

G. Construction Schedule: “Construction Schedule” shall mean the estimated times for performance of construction obligations as set forth in Paragraph 3 of this Construction Agreement.

H. Architect: “Architect” shall mean David Robinson, who is the architect with respect to the Landlord Improvements (pursuant to a contract with the Landlord) and the Tenant Improvements (pursuant to a contract with the Tenant).

I. Prime Contractor(s): “Prime Contractor” shall mean SIRQ Construction Solutions, 875 Baxter Drive, South Jordan, Utah 84095, Tel: 801-253-7825, Fax: 801-253-7663, which is the licensed general contractor with respect to the Landlord Improvements (pursuant to a contract with the Landlord) and the Tenant Improvements (pursuant to a contract with the Tenant).

J. Substantial Completion: “Substantial Completion” (and “Substantially Completed”) with respect to each of the Building Shell Improvements, the Landlord Office Area Improvements, the Landlord Production Area Improvements, the Tenant Office Area Improvements, or the Tenant Production Area Improvements shall mean the date when all of the following have occurred with respect to any such Improvement: (i) the construction of such Improvement has been substantially completed in accordance with the approved plans therefor except for punch list items which do not prevent Tenant from reasonably using the Premises to conduct Tenant’s business; (ii) Landlord has executed a certificate or statement representing that such Improvement has been substantially completed in accordance with the plans and specifications therefor except for punch lists items which do not prevent Tenant from reasonably using the Premises to conduct Tenant’s business; and (iii) the Building Department of the local governing authority has completed its final inspection of such Improvement and has issued a building inspection card (or equivalent certification) approving such work as complete except for punch list items which do not prevent Tenant from reasonably using the Premises to conduct Tenant’s business. Notwithstanding the foregoing, Substantial Completion of the Tenant Improvements shall not be deemed to have occurred until Tenant has obtained final or conditional approval from the local Fire Department that the Tenant Improvements have been completed in accordance with such department’s requirements (subject only to conditions that do not prevent Tenant from occupying the Premises). Notwithstanding anything contained herein or in the Lease to the contrary, Landlord and Tenant understand, acknowledge and agree that in no event shall the Term Commencement Date and Tenant’s obligation to pay Rent under the Lease be delayed by reason of (a) Landlord’s construction of the Landlord Production Area Improvements; (b) Tenant’s construction of the Tenant Improvements; or (c) any delays associated with the Substantial Completion of either the Landlord Production Area Improvements or the Tenant Improvements.

2. GOVERNMENTAL APPROVALS: Landlord is responsible for obtaining the building permit from the local governing authority for the Landlord Improvements. Tenant is responsible for acquiring all necessary permits to construct the Tenant Improvements and any modifications to the Landlord Improvements and site plan if already designed and approved by both Landlord and Tenant. Due to the Tenant Improvements, the parties agree it is difficult to estimate the completion date of the Improvements. The Tenant shall use its best efforts to complete the Tenant Improvements as quickly as possible in accordance with the Construction Schedule. In no event shall the Term Commencement Date and Tenant’s obligation to pay Rent under the Lease be delayed by reason of (a) Landlord’s construction of the Landlord Production Area Improvements; (b) Tenant’s construction of the Tenant Improvements; or (c) any delays associated with the Substantial Completion of either the Landlord Production Area Improvements or the Tenant Improvements.

3. SCHEDULE FOR CONSTRUCTION OF IMPROVEMENTS:

(i) Landlord Improvements. Landlord Substantially Completed the Building Shell Improvements prior to the date of this Construction Agreement. Landlord will commence construction of the Landlord Office Area Improvements as soon as possible and, except as otherwise provided in the Lease, shall diligently prosecute such construction to completion, using all reasonable efforts to achieve Substantial Completion of the Landlord Office Area Improvements by the Delivery Date, subject to delays caused by (A) Tenant, whether caused by Tenant’s failure to timely respond to a Landlord request, Tenant’s interference with any of the work to be performed by Landlord, Tenant’s request for materials not immediately available, or any other cause related to an act or omission by Tenant; and/or (B) an event of force majeure. Landlord shall commence construction of the Landlord Production Area Improvements as soon as possible after the Delivery Date, but may elect in its sole discretion to commence such construction prior to such date, and, except as otherwise provided in the Lease, shall diligently prosecute such construction to completion, subject to delays caused by (A) Tenant, whether caused by Tenant’s failure to timely respond to a Landlord request, Tenant’s interference with any of the work to be performed by Landlord, Tenant’s request for materials not immediately available, or any other cause related to an act or omission by Tenant; and/or (B) an event of force majeure. In no event shall the Term Commencement Date and Tenant’s obligation to pay Rent under the Lease be delayed by reason of Landlord’s construction of the Landlord Production Area Improvements, or any delays associated with the Substantial Completion of the Landlord Production Area Improvements.

(ii) Tenant Improvements. Tenant shall commence construction of the Tenant Office Area Improvements and of the Tenant Production Area Improvements in accordance with Article 2 of the Lease and shall diligently prosecute such construction to completion, subject to delays caused by an event of force majeure. In no event shall the Term Commencement Date and Tenant’s obligation to pay Rent under the Lease be delayed by reason of Tenant’s construction of the Tenant Improvements, or any delays associated with the Substantial Completion of the Tenant Improvements.

4. TENANT’S BUILDING PERMITS. Tenant shall apply for all necessary permits to construct the Tenant Improvements, shall pay any fees associated therewith, and shall diligently prosecute to completion such approval process.

5. CONSTRUCTION OF IMPROVEMENTS: The Improvements to be constructed in connection with the Lease shall be paid for by the parties as set forth in Paragraph 6, below, and shall be constructed in the following manner:

A. Construction of Landlord Improvements: The Landlord Improvements have been, or shall be, constructed by Landlord in accordance with, as and to the extent applicable, the Landlord’s Scope of Work, the Building Shell Plan, the Landlord Office Area Improvements Plan and the Landlord Production Area Improvements Plan (collectively, the “Landlord’s Plans”): it being agreed, however, that if the Landlord Improvements or the Tenant Improvements finally constructed, as the case may be, do not conform exactly to the Landlord’s Plans or the Tenant Production Area Improvements Plan and as provided for in the Lease, and the general appearance, structural integrity, and Tenant’s use and occupancy of the Premises and/or the Building and the Landlord Improvements and Tenant Improvements relating thereto are not unreasonably affected by such deviation, it is agreed that the Tenant’s obligation to pay Rent under the Lease, shall not be affected, and Tenant hereby agrees, in such event, to accept the Premises, the Building and the Common Areas in their configuration as constructed by Landlord.

B. Construction of Tenant Improvements: The Tenant Improvements shall be constructed and paid for by Tenant, in conformance (except as provided above) with the Tenant Production Area Improvements Plan approved by Landlord and Tenant. The Landlord shall pay the Tenant Improvement Allowance amount as provided for in Paragraph 37.4 of the Lease pursuant to the terms and conditions of the Lease and this Construction Agreement.

C. Inspection Following Completion: As soon as the Tenant Improvements are Substantially Completed (as that term is defined herein), Landlord and Tenant shall conduct a joint walkthrough of the Premises, and inspect such Tenant Improvements. Landlord shall acknowledge in writing that the construction of the Tenant Improvements complies with the approved plans and specifications.

6. PAYMENT OF CONSTRUCTION COSTS:

A. Landlord Improvements: Landlord shall construct the Landlord Improvements at its sole cost and expense, subject to the provisions of this Construction Agreement and the Lease. The cost of Landlord’s construction of any Tenant Improvements shall be deducted from the Tenant Improvement Allowance.

B. Tenant Improvement Allowance: Except as otherwise provided herein, including Landlord’s obligation to pay the Tenant Improvement Allowance, Tenant shall construct the Tenant Improvements at its sole cost and expense. Landlord agrees to furnish Tenant with a one-time only Tenant Improvement Allowance in the amount of TWO HUNDRED THOUSAND AND 00/100 DOLLARS ($200,000.00) as set forth in, and payable in accordance with, the provisions of Paragraph

37.4 of the Lease. This Tenant Improvement Allowance shall be considered Landlord’s total monetary contribution with respect to the Tenant Improvements, which allowance shall be paid directly to the Prime Contractor for the Tenant Production Area Improvements only (the “Tenant Improvement Costs”). Notwithstanding the foregoing, the term “Tenant Improvement Costs” shall not include any of the following: (i) real property taxes and assessments accruing prior to the Term Commencement Date; (ii) interest on funds borrowed or imputed interest on funds reserved by Landlord to fund the construction; (iii) any administrative or development fee paid to Landlord or any affiliate. Pursuant to Paragraph 37.4 of the Lease and this Construction Agreement, the cost of Landlord’s construction of any Tenant Improvements shall be deducted from the Tenant Improvement Allowance.

C. Liability for Tenant Improvement Costs Above the Tenant Improvement Allowance: It is further agreed that Tenant shall be responsible for and pay 100% of all costs relating to the Tenant Improvements in excess of those that are paid for with the Tenant Improvement Allowance. In addition, Tenant shall be responsible for and pay any additional construction costs and expenses related to the Landlord Improvements occasioned by changes or modifications in the Landlord’s Plans made by Tenant pursuant to Paragraph 7 herein or that are necessary to accommodate the Tenant Improvements.

7. CHANGES, MODIFICATIONS, OR ADDITIONS TO THE PLANS AND SPECIFICATIONS AND/OR THE PREMISES: Any modification to the Landlord’s Plans, the Tenant Production Area Improvements Plan, or other Tenant Improvements must be approved in writing by Landlord in Landlord’s discretion prior to construction thereof. If Tenant requests any change(s) in the Tenant Production Area Improvements Plan, the Landlord’s Plans or the Tenant Improvements, and any such requested changes are approved by Landlord in writing in Landlord’s discretion, such changes shall be performed at Tenant’s sole cost. Landlord shall advise Tenant promptly of any cost increases and/or delays such approved change(s) will cause in the construction of the Improvements in the form of a written change order. Tenant shall approve or disapprove any or all such change order(s) within three (3) business days after notice from Landlord of such cost increases and/or delays. To the extent Tenant disapproves any such cost increase and/or delay attributable thereto, Landlord shall have the right, in its sole discretion, to disapprove Tenant’s request for such changes.

8. TAX INCREASES DURING CONSTRUCTION PERIOD: If prior to the Term Commencement Date there is an interim or supplemental assessment of the Premises based upon the added value of the Improvements, then, when Tenant accepts occupancy of the Premises, Tenant shall pay any interim or supplemental taxes or assessments (but no penalties or interest in connection therewith) that have been levied against the Premises and are attributable to the added value of the Improvements during the period prior to Tenant’s occupancy of the Premises.

9. MISCELLANEOUS.

A. Landlord hereby appoints Corey Brand as Landlord’s representative to act for Landlord in all matters covered by this Exhibit. Tenant hereby appoints Jeff Goodell as Tenant’s representative to act for Tenant in all matters covered by this Exhibit.

B. All amounts payable by Tenant to Landlord hereunder shall be deemed to be additional Rent under the Lease and, upon any default in the payment of same, Landlord shall have all of the rights and remedies provided for in the Lease.

C. Notwithstanding anything contained herein or in the Lease to the contrary, any alterations or improvements desired by Tenant after Landlord’s delivery of the Premises shall be subject to the provisions of Paragraph 12 of the Lease.

D. Neither the approval by Landlord of the Tenant Production Area Improvements Plan or of other Tenant Improvements, nor Landlord’s performance, supervision or monitoring of the Improvements shall constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant’s intended use of the Premises.

E. If Tenant fails to perform any of Tenant’s obligations under this Construction Agreement within the time periods specified herein, Landlord may treat such failure of performance as a default under the Lease. Notwithstanding any provision to the contrary contained in the Lease, if an event of default as described in Paragraph 26 of this Lease, or a default by Tenant under this Construction Agreement, has occurred at any time on or before the Substantial Completion of the Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord may cause its contractor to cease the construction of the Improvements (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Improvements caused by such work stoppage as set forth in the Lease or this Construction Agreement), and (ii) all other obligations of Landlord under the terms of this Construction Agreement shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

IN WITNESS WHEREOF, the parties have caused this Construction Agreement to be executed and made a part of the Lease as of the date first written above.

LANDLORD:

CENTREPOINTE PROPERTIES, L.L.C., a Utah limited liability company

By:	/s/ Corey Brand
Name:	Corey Brand
Title:	Manager

Executed by Landlord this 21st day of April 2009.

TENANT:

AMEDICA CORPORATION, a Delaware corporation

By:	/s/ Reyn Gallacher
Name:	Reyn Gallacher
Title:	CFO

Executed by Tenant this 21 day of May 2009.

EXHIBIT B-1

LANDLORD’S SCOPE OF WORK

Office Area:

1.	Private Offices and Open Office Area

a.	Carpet Tiles with 4” Rubber Base.

b.	2x4 2nd look Acoustical Ceiling System with Indirect Lighting.

c.	Painted Drywall Walls with Solid 3080 Wood Doors with Glass Sidelights.

d.	HVAC system from rooftop units. (Not greater than 5 offices/VAC Box as specified by Mechanical Contractor.)

e.	Standard outlets and lighting switches.

2.	Training Conference Room

a.	Carpet Tiles with 4” Rubber Base

b.	2x4 2nd look Acoustical Ceiling System with 2x4 Parabolic Lights and/or other Recessed Lighting.

c.	Painted Drywall Walls with Solid 3080 Wood Doors with Glass Sidelight

d.	HVAC system from roof top units (Separate VAV Box).

e.	Standard outlets and lighting switches. (Electrical for computers; projector; TV, and other tenant equipment, to be determined.)

3.	IT Server

a.	VCT Flooring with 4” Rubber Base

b.	2x4 2nd look Acoustical Ceiling System with 2x4 Parabolic Lights

c.	Painted Drywall Walls with Solid 3080 Wood Doors

d.	Standard outlets and lighting switches

e.	Separate HVAC Split-System (5 tons or less)

4.	Kitchen / Buffet Area

a.	VCT Floor and 4” Rubber Base (Pattern them)

b.	2x4 2nd look Acoustical Ceiling System with Indirect Lighting

c.	Painted Drywall Walls with Solid 3080 Wood Doors

d.	HVAC system from roof top units

e.	Standard outlets and lighting switches (Electrical for Refrigerator; Coffee Machines, Microwaves, etc.)

f.	Base and Upper cabinets with counter top

g.	Double stainless steel sink with disposal in Kitchen and single stainless steel sink in Buffet Areas (Hot/cold water.)

5.	Reception Area / Conference Room

a.	Carpet tiles with 4” Rubber Base

b.	2x4 2nd look Acoustical Ceiling System with 2x4 Parabolic Lights and/or other recessed lighting

c.	Painted Drywall Walls with Solid 3080 Wood Doors

d.	HVAC system from roof top units

e.	Standard outlets and lighting switches

6.	Lunch Room

a.	VCT Floor with 4” Rubber Base

b.	2x4 2nd Look Acoustical Ceiling System with ~~2x4 Parabolic Lights~~ Indirect Lighting.

c.	Painted Drywall Walls with Solid 3080 Wood Doors

d.	Plastic laminate Base and Upper cabinets w / Counter Top

e.	Double stainless steel sink with Disposal

f.	Water hook-ups for D/W; Vending Machines; Ice Maker; Refrigerator, etc.

g.	Re-circulating pump

h.	HVAC system from rooftop units (Separate VAV Box)

i.	Standard outlets and lighting switches (Electrical for Vending Machines; Refrigerator; Microwave(s); Coffee Machines; D/W; Ice Maker; Flat Screen TV; etc.)

7.	Men’s and Women’s Restroom (All specifications shall be the same type and quality as Building” A”.)

a.	Standard Grade Ceramic Floor

b.	Painted Drywall Ceilings with 2x4 lights.

c.	Painted Drywall Walls with Solid 3080 Wood Doors

d.	Stone Slab Counter tops

e.	Stainless Steel Partitions and Accessories

f.	6’ High Standard Grade Ceramic Wall Tile Wainscot

g.	Exhaust system

h.	Standard outlets and lighting switches

i.	Fixtures

j.	Water Heater

8.	Janitor Room

a.	VCT Floor and 4” Rubber Base

b.	Exposed Ceiling with standard lights

c.	Painted Drywall Walls with Solid 3070 Metal Doors

d.	4’ High FRP Wainscot at Janitor Sink

e.	Floor Sink/Drain

9.	Elevator Equipment Room

a.	Sealed Concrete Floor

b.	Exposed Ceiling

c.	Painted Drywall Walls with Solid 3070 Metal Doors

10.	Cubicle Areas

a.	Carpet Tiles with 4” Rubber Base

b.	2x4 2nd look Acoustical Ceiling System with Indirect Lights

c.	Painted Drywall Walls

d.	HVAC system from roof top units (Not greater than 5 offices/VAV Box as specified by Mechanical Contractor)

e.	Standard outlets and lighting switches

11.	Copy Center

a.	Carpet Tiles with 4” Rubber Base

b.	2x4 2nd look Acoustical Ceiling System with 2x4 Parabolic Indirect Lights

c.	Painted Drywall Walls with Solid 3080 Wood Doors

d.	HVAC system from roof top units. (Separate VAV Box)

e.	Standard outlets to support typical Copy Center equipment and lighting switches

f.	Base and Upper cabinets with Counter Top

12.	Lobby (Similar quality and design of Building A)

a.	Ceramic Tile Floor

b.	Painted Drywall Ceiling

c.	Painted Drywall Walls with Solid 3080 Wood Doors

d.	3’ x 15’ Glass Transom along west wall

e.	Wood paneling at elevator wall

f.	HVAC system from roof top units

g.	Standard outlets and lighting switches

h.	Elevator start up

13.	Lobby Stairs

a.	Stone slab treads

b.	Stainless steel and glass handrail system up stairs.

14.	Vestibule

a.	Walk-Off Matt

b.	Painted Drywall and Exposed Beams

c.	Painted Drywall Walls with Glass Storefront Windows and Doors

15.	General Notes

a.	All Landlord Office Area Improvements and finishes shall be of similar look and comparable quality to the NPS Pharmaceuticals Tenant Improvements

b.	The Men’s and Women’s Restroom; Janitor Room; Elevator Equipment Room and Lobby; Lobby Stairs and Vestibule shall be of similar look and comparable quality and design as Building “A”

c.	A 4’ Drywall light tunnel will be constructed on 2nd floor of office area at transom windows along the south wall. (2 locations)

d.	13 of the “office” doors noted above will be a rough opening only to accommodate Tenant furnished sliding doors. Tenant shall provide the rough opening size. Landlord to pay for installing doors.

e.	Exterior walls will receive 4” batt insulation.

f.	Restroom walls will receive 4” sound insulation.

g.	Hollow metal and wood doors shall receive standard hardware with a painted hollow metal frame.

h.	General Conditions for Landlord’s Scope

i.	Final Cleaning for Landlord’s Scope

j.	Plastic Laminate Base and Upper Cabinet with Counter Top and stainless steel sink at Coffee Locations (2 locations)

k.	Fire extinguishers in painted metal cabinets

l.	Fire suppression system will be a Light Hazard Occupancy

m.	General office area ceiling height will be at 10’

n.	Domestic water lines will not be insulated

o.	Life safety items such as exit signs, emergency exit signs, fire alarm system

p.	ADA required fixtures

q.	Snow melt system at north entry ways

r.	Landscaping as required by code

s.	Monument sign (without signage)

t.	Any upgrades or changes to Landlord’s TI specifications shall be at Tenants sole cost and expense

u.	Carpet Tile with 4” Rubber Base throughout Office Areas except for Kitchen; Lunch Room; and I.T. Server Room which shall be VCT Tile Flooring

PRODUCTION AREA:

1.	Maintenance / Spare Parts

a.	$3 / SF Flooring Allowance with 4” Rubber Base

b.	2x4 Flat Acoustical Ceiling at 12’ high with 2x4 flat acrylic lights

c.	Painted drywall walls with 3070 painted hollow metal door.

d.	HVAC system from roof top units and distribution.

e.	Standard outlets and lighting switches.

2.	R&D / Testing

a.	$3 / SF Epoxy Flooring Allowance with 4” Rubber Base

b.	2x4 Flat Acoustical Ceiling at 12’ high with 2x4 flat acrylic lights

c.	Painted drywall walls with 3070 painted hollow metal door.

d.	HVAC system from roof top units.

e.	Standard outlets and lighting switches.

3.	Shower

a.	Standard Grade Ceramic Tile Floor with Cultured Marble Shower Insert

b.	Painted Drywall ceiling with standard recessed lights

c.	Painted drywall walls with 3070 painted hollow metal door.

4.	Restroom / Locker Rooms

a.	Standard Grade Ceramic Tile Floor with 4” Rubber Base

b.	Painted Drywall ceiling with standard lights.

c.	Painted drywall walls with 3070 painted hollow metal door.

d.	Plastic Laminate Vanity with Sinks (Hot and Cold water).

e.	8’ FRP will be installed at “wet” walls.

f.	Painted Metal Toilet Partitions with standard grade toilet accessories

g.	Exhaust system

h.	Water heater

i.	Fixtures

j.	1’ x 4’ standard wood bench in each locker room

5.	Janitor Room

a.	Sealed Concrete Floors

b.	Unpainted Finished Structure

c.	Painted drywall walls with 3070 painted hollow metal door.

d.	4’ high FRP wainscot at janitor sinks.

e.	Floor sink/drain.

6.	Quality Control

a.	$3 / SF Flooring Allowance with 4” Rubber Base

b.	2x4 Flat Acoustical Ceiling at 12’ high

c.	Painted drywall walls with 3070 painted hollow metal door.

d.	Plastic Laminate Base Cabinet with Counter Top

e.	HVAC system from roof top units.

f.	Standard outlets and lighting switches

7.	RMA

a.	$3 / SF Flooring Allowance with 4” Rubber Base

b.	2x4 Flat Acoustical Ceiling at 12’ high

c.	Painted drywall walls with 3070 painted hollow metal door.

d.	Plastic Laminate Base Cabinet with Counter Top

e.	HVAC system from roof top units.

f.	Standard outlets and lighting switches

8.	Inventory Storage

a.	$3 / SF Flooring Allowance with 4” Rubber Base

b.	2x4 Flat Acoustical Ceiling at 12’ high

c.	Painted drywall walls with 3070 painted hollow metal door.

d.	HVAC system from roof top units.

e.	Standard outlets and lighting switches

9.	Clean Packaging

a.	$3 / SF Flooring Allowance with 4” Rubber Base

b.	2x4 Flat Acoustical Ceiling at 12’ high

c.	Painted drywall walls with 3070 painted hollow metal door.

d.	HVAC system from roof top units.

e.	Standard outlets and lighting switches

10.	Shipping / Receiving

a.	Sealed Concrete Floors

b.	Unpainted Exposed Structure

c.	Painted drywall walls with 3070 painted hollow metal door.

d.	12’ x 10’ Overhead Metal Door

e.	Unit heaters

f.	Standard outlets and lighting switches

g.	1 each set of dock seals, hydraulic 20,000 lb levelers, dock lock

11.	Powder Room

a.	$3 / SF Flooring Allowance with 4” Rubber Base

b.	2x4 Flat Acoustical Ceiling. Height will be located as high as possible

c.	Painted drywall walls with 3070 painted hollow metal door.

d.	HVAC system from roof top units.

e.	Standard outlets and lighting switches

12.	General

a.	$3.00 per square foot Flooring Allowance per room excluding Shower; Restroom; Locker; Shipping/Receiving which shall be as indicated above.

b.	Exterior walls will receive 4” batt insulation. Above exterior wall studs, wall will receive 1 1⁄4” rigid vinyl wall board.

c.	Restroom walls will receive 4” sound insulation.

d.	Hollow metal doors shall receive standard hardware with a painted hollow metal frame.

e.	General Conditions for Landlord’s Scope

f.	Final Cleaning for Landlord’s Scope

g.	Fire extinguisher in painted metal recessed cabinets.

h.	The fire suppression system will be an Ordinary Hazard Group Two Occupancy, extended coverage.

i.	Any upgrades or changes to Landlord’s TI specifications shall be at Tenants sole cost and expense.

EXHIBIT B-2

TENANT’S SCOPE OF WORK

Office Area:

1.	General Notes

a.	General Conditions for Tenant’s Scope

b.	Final Cleaning for Tenant’s Scope

c.	8% overhead and Fee for Tenant’s Scope

d.	Any upgrades or changes to Landlord’s TI specifications shall be at Tenants sole cost and expense

e.	Security system

f.	Card access system

g.	Phone / Data / Networking

h.	All equipment, furnishings, tenant specific fixtures, etc., required to conduct business functions and production

Production Area:

1.	Mechanical and Electrical

a.	All costs, including piping, concrete, etc., associated with mechanical and electrical systems and upgrades required for production area equipment including and not limited to:

i.	Sand and Oil Separator

ii.	Trench Drains

iii.	Floor Drains (for tenants FF&E)

iv.	Water Supplies

v.	Exhaust Systems

vi.	Collection System

vii.	Disconnects

viii.	VFD’s

ix.	Pumps

x.	Generators

xi.	Compressors

xii.	Chillers

xiii.	Fans

xiv.	Air tanks and lines

xv.	Nitrogen tanks and lines

xvi.	Eyewash

xvii.	Water heater at Powder area

xviii.	Floor sinks (for tenants FF&E)

xix.	Chilled water insulation

b.	MEP for future equipment will not be run at this time

2.	Structural upgrades to roof system required.

3.	Tenant shall furnish:

a.	All Production Equipment / Machinery / Tools

b.	Generator (s)

c.	Air Compressors

d.	Air Compressor Storage Tank

e.	Pumps with frequency drives

f.	Chillers with control packages, VFD’s, with built in lockable disconnects.

g.	Air separator for chiller

h.	Fans

i.	HEPA Fans

j.	Welders

k.	Chiller Expansion Tank

I.	Nitrogen Tank and Manifold

m.	6 Hoods and 6 exhaust fans for hoods

n.	Welding station portable exhaust hood

o.	2 – bag house exhaust fans

p.	Reverse osmosis equipment

q.	Fabric Quick-Up Doors

r.	Furniture

s.	Lockers

t.	Sliding Doors

u.	Clear plastic separation curtains

v.	Appliances

w.	IT Racking

x.	Phones

y.	Emergency Eye Washes (3)

z.	Sinks other than restrooms and janitor rooms

aa.	Electrical upgrade from existing service

4.	Powder / Clean room Ceiling

a.	Upgrade from standard 2x4 flat tile to a clean room tile system

5.	Quality Control

a.	Hot water Heater

b.	3 compartment sink

6.	RMA

a.	Hot water Heater

b.	2 compartment sink

7.	General

a.	General Conditions for Tenant’s Scope

b.	Final Cleaning for Tenant’s Scope

c.	8% over head and Fee for Tenant’s Scope

d.	Any upgrades or changes to Landlord’s TI specifications shall be at Tenants sole cost and expense

e.	Saw cut and replace concrete for mechanical/plumbing and electrical systems

f.	All mechanical to process equipment will be terminated 5’ from floor with a ball valve

g.	Final Cleaning during and after move in

h.	Repairing damages caused during move-in

EXHIBIT B3

LANDLORD OFFICE IMPROVEMENT PLAN

BLDG 'B' UPPER FLOOR PLAN- OFFICE AREA
BLDG 'B' GROUND FLOOR PLAN- OFFICE AREA

B3

AMEDICA SCHEME A.4
@
CENTERPOINTE BUILDING 'B'
BUILDING B SITE PLAN

dave robinson architects
6465 South 3000 East
Salt Lake City, Utah 84121
Suite 102
801-272-0242

EXHIBIT B4

LANDLORD PRODUCTION AREA IMPROVEMENT PLAN

BLDG 'B' GROUND FLOOR PLAN- PRODUCTION AREA

B4

AMEDICA - SCHEME A.4
OFFICE AREA PHASE ONE @
CENTERPOINTE BUILDING 'B'
1885 WEST 2100 SOUTH, SALT LAKE CITY, UT 84119

dave robinson architects
6465 South 3000 East
Salt Lake City, Utah 84121
Suite 102
801-272-0242

EXHIBIT B5

TENANT OFFICE AREA IMPROVEMENT PLAN

BLDG 'B' UPPER FLOOR PLAN- OFFICE AREA
BLDG 'B' GROUND FLOOR PLAN- OFFICE AREA

B5

AMEDICA SCHEME A.4
@
CENTERPOINTE BUILDING 'B'
BUILDING B SITE PLAN

dave robinson architects
6465 South 3000 East
Salt Lake City, Utah 84121
Suite 102
801-272-0242

EXHIBIT B6

TENANT PRODUCTION AREA IMPROVEMENT PLAN

BLDG 'B' GROUND FLOOR PLAN- PRODUCTION AREA
4
5

B6

AMEDICA - SCHEME A.4
OFFICE AREA PHASE ONE @
CENTERPOINTE BUILDING 'B'
1885 WEST 2100 SOUTH, SALT LAKE CITY, UT 84119

dave robinson architects
6465 South 3000 East
Salt Lake City, Utah 84121
Suite 102
801-272-0242

EXHIBIT C

RULES AND REGULATIONS

The rules and regulations set forth in this Exhibit shall be and hereby are made a part of the Lease (the “Lease”) to which they are attached. Whenever the term “Tenant” is used in these rules and regulations, it shall be deemed to include Tenant, Tenant’s Parties and any other persons permitted by Tenant to occupy or enter the Premises. The following rules and regulations may from time to time be modified by Landlord.

1. Obstruction. The sidewalks, driveways, parking areas, and other facilities of the Project shall be controlled by Landlord and shall not be obstructed by Tenant or used for any purpose other than ingress or egress to and from the Premises. Tenant shall not place any item in any of such locations, whether or not any such item constitutes an obstruction, without the prior written consent of Landlord. Landlord shall have the right to remove any obstruction or any such item without notice to Tenant and at the expense of Tenant.

2. Deliveries. Tenant shall insure that all deliveries of supplies to the Premises shall be made only through such access as may be designated by Landlord for deliveries. If any person delivering supplies to Tenant damages any part of the Project, Tenant shall pay to Landlord upon demand the amount to repair such damages.

3. Moving. Furniture and equipment shall be moved in or out of the Building and the Project only through such access as may be designated by Landlord for deliveries. If Tenant’s movers damage any part of the Building or the Project, Tenant shall pay to Landlord upon demand the amount required to repair such damage.

4. Project Security. Landlord may require identification of persons entering and leaving the Project during the period outside of the ordinary business hours of the Project and, for this purpose, may issue building passes to tenants of the Project. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Project during the continuance of the same by the closing of the doors or otherwise for the safety of the tenants and protection of property in the Project and the Building.

5. Hazardous Operations and Items. Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business in the Premises without Landlord’s prior written consent, which consent may be withheld in Landlord’s absolute discretion. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed ultrahazardous shall not be brought onto the Subject Property.

6. No Defacing of Premises. Except as permitted by Landlord by prior written consent, Tenant shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of the Premises, the Building or the Project and any defacement, damage or injury directly or indirectly caused by Tenant shall be paid for by Tenant.

7. Exclusion. Landlord reserves the right to exclude or expel from the Project any persons who, in the judgment of Landlord is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

8. Signs. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed on or to any part of the outside of the Building, the Premises or the Project without the prior written consent of Landlord and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice at the expense of Tenant, if unauthorized, and at the end of the Term of the Lease, if authorized. All approved signs of lettering on doors shall be printed, painted affixed or inscribed at the expense of Tenant by a person approved by Landlord.

9. Fire/Security. Tenant agrees that it shall comply with all fire and security regulations that may be issued from time to time by Landlord and Tenant also shall provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to such fire or security regulations.

10. Regulations. Landlord reserves the right by written notice to Tenant, to rescind, alter or waive any rule or regulation at any time prescribed for the Project when, in Landlord’s judgment, it is necessary, desirable or proper for the best interest of the Project and its tenants.

11. Miscellaneous. Tenant and Tenant’s employees agree to refrain from parking in areas designated by Landlord for the temporary use of visitors to the Project. Parking spaces within the Project shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called “Permitted Size Vehicles.” Vehicles other than Permitted Size Vehicles shall be parked and loaded or unloaded as directed by Landlord in its sole discretion. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, contractors or invitees to be stored, loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described herein or in the Lease, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord. Outside storage is strictly prohibited in the Common Areas. Parking areas, loading zones, and vacant property adjoining the Building (together with any areas of the Project in which Tenant’s employees, agents, or invitees park vehicles or otherwise congregate) are to be kept vacant and clean by Tenant. Landlord shall give Tenant seventy-two (72) hours written notice of the need to clean up or remedy any condition which may originate during the Term. In the event Tenant violates this provision and such violation continues for three (3) days after written notice to Tenant (or at any time with or without notice, if such failures endanger public health or safety), Landlord may remediate the condition and charge Tenant the cost thereof. Tenant shall not display or sell merchandise or allow carts, tables, portable signs, devices, or any other objects to be stored, displayed or to remain outside the defined exterior walls, roof or permanent doorways of the Premises, or in driveways, parking areas or sidewalks.

ATTACHMENT A

Acknowledgment of Actual Term Commencement Date, Actual Termination Date, Actual RSF of

Premises, and Actual Base Rental Amounts

Pursuant to that certain Lease (the “Lease”), dated as of the 21st day of April, 2009, between CENTREPOINTE PROPERTIES, LLC, a Utah limited liability company (“Landlord”), and AMEDICA CORPORATION, a Delaware Corporation (“Tenant”). Landlord and Tenant hereby acknowledge and agree as follows:

1. The actual Term Commencement Date of the Lease is                     , 20    .

2. The actual Termination Date of the Lease is                     , 20    .

3. The actual RSF of the Premises is                     .

4. The actual monthly Base Rent payable on the 1st day of each month during the Initial Term of the Lease is as follows:

Months of Lease:	Base Rent Per Month:

DATED as of the      day of                     , 20    .

LANDLORD:

CENTREPOINTE PROPERTIES, L.L.C., a Utah limited liability company

By:
Name:
Title:

Executed by Landlord this day of , 20 .

TENANT:

AMEDICA CORPORATION, a Delaware corporation

By:
Name:
Title:
Executed by Tenant this day of , 20 .